UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)

___________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 17, 2012 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.	To elect George E. Bull, III and Georganne C. Proctor as Class III directors to serve until the Annual Meeting of Stockholders in 2015 and until their successors are duly elected and qualify;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2012;
3.	To vote on an advisory resolution to approve named executive officer compensation;
4.	To vote on an amendment to our charter to increase the number of shares authorized for issuance;
5.	To vote on an amendment to our 2002 Incentive Plan;
6.	To vote on an amendment to our 2002 Employee Stock Purchase Plan;
7.	To vote on an amendment to our charter to eliminate the classification of our Board of Directors;
8.	To vote on an amendment to our Bylaws to adopt a majority voting provision for uncontested director elections; and
9.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Our Board of Directors has fixed the close of business on March 30, 2012 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you mark, date, sign, and promptly mail the enclosed proxy card in the accompanying postage-paid envelope or, pursuant to instructions on the enclosed proxy card, authorize a proxy to cast your votes by telephone or through the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 17, 2012:

•	our Proxy Statement can be directly accessed through our website at: http://www.redwoodtrust.com/Proxy
•	our Annual Report on Form 10-K for the year ended December 31, 2011 is available within the Investor Information section of our website at: http://www.redwoodtrust.com

By Order of the Board of Directors,
/s/ Andrew P. Stone Secretary

March 15, 2012

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE OR, PURSUANT TO INSTRUCTIONS ON YOUR PROXY CARD, AUTHORIZE A PROXY TO CAST YOUR VOTES BY TELEPHONE OR THROUGH THE INTERNET.

REDWOOD TRUST, INC.

i

ii

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2012

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, May 17, 2012 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card, and the Notice of Annual Meeting are being mailed to stockholders of record as of the record date for the Annual Meeting beginning on or about April 11, 2012.

Redwood, together with its subsidiaries, is a financial institution that seeks to invest in real estate related assets that have the potential to provide attractive cash flows over a long period of time and support our goal of distributing attractive levels of dividends to our stockholders. For tax purposes, we are structured as a real estate investment trust, or REIT. We are able to pass through substantially all of our earnings generated at our REIT to our stockholders without paying income tax at the corporate level. We pay income tax on the REIT taxable income we retain and on the income we earn at our taxable subsidiaries. Redwood was incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. Our executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 30, 2012, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 30, 2012. As of the record date, there were [78,555,908] shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. To vote by authorizing a proxy to cast your votes, please mark, date, sign, and mail the enclosed proxy card. You may also authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy card.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return the proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the two Class III nominees to serve as directors until the Annual Meeting of Stockholders in 2015 and until their successors are duly elected and qualify;
•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2012;
•	For the approval, on an advisory basis, of the resolution approving the compensation of our named executive officers;
•	For the approval of the amendment to our charter to increase the number of shares authorized for issuance;
•	For the approval of the amendment to our 2002 Incentive Plan;
•	For the approval of the amendment to our 2002 Employee Stock Purchase Plan;
•	For the approval of the amendment to our charter to eliminate the classification of our Board of Directors;
•	To abstain from the vote on the amendment to our Bylaws to adopt a majority voting provision for uncontested director elections; and
•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by submitting a new proxy by telephone or through the Internet, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a proxy card but does not vote on a matter because the nominee holder has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

Annual Report

Our 2011 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2011, is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2011. Certain sections of our 2011 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” below. Our 2011 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955).

If you participate in householding and wish to receive a separate copy of the Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2013 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Thomas C. Brown, Mariann Byerwalter, Douglas B. Hansen, Greg H. Kubicek, Jeffrey T. Pero, Georganne C. Proctor, and Charles J. Toeniskoetter. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

Two of the members of our Board of Directors, George E. Bull, III and Martin S. Hughes, do not currently qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Bull does not currently qualify as independent due to the fact that until his retirement in May 2010, he served as Redwood’s Chief Executive Officer. Mr. Hughes does not qualify as independent because he is Redwood’s current Chief Executive Officer.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently George E. Bull, III, who was one of the founders of Redwood in 1994 and who has continuously served as the Chairman since the inception of Redwood. Mr. Bull is a non-employee director, but is not an independent director due to the fact that he retired as our Chief Executive Officer in May 2010.

Under our Governance Standards, the Board of Directors also has a Presiding Director elected annually by the independent directors, who acts as a lead independent director and carries out certain other responsibilities, as described below. In addition, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee is chaired by an independent director. Richard D. Baum serves as the Presiding Director. The Presiding Director is responsible for chairing executive sessions of our independent directors, as well as providing input regarding Board agendas, materials, and areas of focus, serving as one of the liaisons between management and the Board, working with the chair of each of the Board’s committees to ensure that each committee functions effectively, and performing other functions to facilitate effective communication and corporate governance.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board to be led by non-employee directors. As a non-employee Chairman of the Board, Mr. Bull brings significant prior experience as the Chief Executive Officer to bear on his leadership responsibilities, while Mr. Baum, in his role as Presiding Director, brings the important perspective of an independent director.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the nine of our ten directors that who are not Redwood employees) meet in executive session at each regularly scheduled meeting of our Board of Directors and at such other times as determined by our Presiding Director. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. At its regular meetings it reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. Because of the nature of Redwood’s business, the Board of Directors focuses on, among other things, establishing the appropriate philosophy with respect to investment risk and determining whether risks actually taken are in accordance with this philosophy. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer and quarterly reports from the Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures, and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor and control those exposures.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.

In addition, when appropriate, the Board of Directors may delegate to other standing committees risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated to review, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates such oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the other standing committees of the Board of Directors, which also consist solely of independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Presiding Director has access to this e-mail address and provides access to the other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Presiding Director.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s Annual Meeting of Stockholders in person. We currently expect all of our directors to attend this year’s Annual Meeting of Stockholders.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 (as measured on a purchase cost basis, including deferred stock units credited to our Executive Deferred Compensation Plan through the voluntary deferral of what otherwise would have been current cash compensation) of our common stock within three years from the date of commencement of their Board membership. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status (as measured on the purchase cost basis outlined in the prior sentence).

In addition, during 2011 non-employee directors were required to own at least $280,000 of our common stock (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation) by the later of December 31, 2011 or five years from the date of commencement of their Board membership. On March 8, 2012, the Board of Directors increased this ownership requirement to $350,000 and provided that incumbent directors would have through December 31, 2013 to satisfy this increased ownership requirement (or, if later, through five years from the date of commencement of their Board membership). Stock and deferred stock units acquired with respect to the $50,000 stock ownership requirement count toward the attainment of this additional stock ownership requirement.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these guidelines.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership guidelines with respect to our executive officers (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation).

•	Each executive officer is required to own stock with a value at least equal to (i) five times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership, and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved); and
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested deferred stock units and any other vested shares held pursuant to other employee plans.

As of the date of this Proxy Statement, all of our executive officers were in compliance with these guidelines.

ITEM 1 — ELECTION OF DIRECTORS

Redwood’s charter, as currently in effect (the Charter), and Bylaws provide for a classified Board of Directors consisting of Classes I, II, and III. Class III directors are scheduled to be elected at the 2012 Annual Meeting to serve for a three-year term and until their successors are duly elected and qualify. The nominees for the two Class III director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director for the full three-year term. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, a plurality of the votes cast at the Annual Meeting is required for the election of a director. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Class III Nominees to Board of Directors

Name	Position with Redwood
George E. Bull, III	Chairman of the Board
Georganne C. Proctor	Director

Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for other directors.

George E. Bull, III, age 62, is a founder of Redwood and Chairman of the Board. Mr. Bull has served as Chairman of the Board of Redwood since 1994 and served as Chief Executive Officer from 1994 to May 2010. From 1983 through 1997, Mr. Bull was the President of GB Capital. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Bull holds a B.A. in Economics from the University of California at Davis.

The Board of Directors concluded that Mr. Bull should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer of Redwood Trust since its founding in 1994 to May 2010
•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments
•	Skill and experience in managing balance sheet exposures and managing financial risks
•	Skill and experience in executing capital markets transactions
•	Professional and educational background

Georganne C. Proctor, age 55, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. From January 2010 to July 2010, Ms. Proctor served as Executive Vice President and CFO for Enterprise Integration at TIAA-CREF. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay.

The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

Current Directors — Terms Expiring After 2012

Richard D. Baum, age 65, has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center, Washington, D.C. Mr. Baum is a Class I director whose term expires in 2013.

The Board of Directors concluded that Mr. Baum should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience
•	Experience as a chief executive officer
•	Experience in government service and financial regulation
•	Expertise and experience relating to the insurance industry
•	Expertise and experience relating to the real estate development industry and property management business
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Mariann Byerwalter, age 51, has been a director of Redwood since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She serves on the Board of Directors of Pacific Life Corp., SRI International, Burlington Capital Corporation, WageWorks, Inc., the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics. She also currently serves on the Board of Trustees of Stanford University and as a Trustee of certain investment companies affiliated with Charles Schwab Corporation. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Ms. Byerwalter is a Class I director whose term expires in 2013.

The Board of Directors concluded that Ms. Byerwalter should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and insurance industries
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Douglas B. Hansen, age 54, is a founder of Redwood and served as President from 1994 through 2008. Mr. Hansen retired from his position as President of Redwood at the end of 2008. He remains a director of Redwood. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen currently serves on the Board of Governors for Opportunity International, the Board of Directors of the Pinhead Institute, and on the Board of Trustees of the International Center of Photography. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Hansen is a Class II director whose term expires in 2014.

The Board of Directors concluded that Mr. Hansen should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood Trust since its founding in 1994 through 2008
•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Experience in finance and accounting matters
•	Professional and educational background

Martin S. Hughes, age 54, has served as Chief Executive Officer since May 2010. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has over 18 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University. Mr. Hughes is a Class II director of Redwood Trust, Inc., with a term expiring in May 2014.

The Board of Directors concluded that Mr. Hughes should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer, President, and Chief Financial Officer of Redwood
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Expertise and experience in the mortgage lending and investment banking industries
•	Accounting expertise and experience
•	Professional and educational background

Greg H. Kubicek, age 55, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. Mr. Kubicek currently serves as a director for Cadet Manufacturing Co. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College. Mr. Kubicek is a Class II director whose term expires in 2014.

The Board of Directors concluded that Mr. Kubicek should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes
•	Management and entrepreneurial experience
•	Expertise and experience in the real estate development industry
•	Experience and expertise in the property management business
•	Professional and educational background

Charles J. Toeniskoetter, age 67, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman of Toeniskoetter Development, Inc. a company that has developed, owns, and manages over $250 million of commercial and industrial real estate properties, and Chairman & CEO of Toeniskoetter Construction, Inc. Mr. Toeniskoetter serves on the Board of Directors of SJW Corp. (NYSE: SJW) and Heritage Commerce Corp. (NASDAQ: HTBK), as well as a number of other community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business. Mr. Toeniskoetter is a Class II director whose term expires in 2014.

The Board of Directors concluded that Mr. Toeniskoetter should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer
•	Management and entrepreneurial experience
•	Experience as director of public companies
•	Expertise and experience in the commercial real estate industry
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

Jeffrey T. Pero, age 65, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero currently serves as a director of BRE Properties, Inc., a real estate investment trust. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law. Mr. Pero is a Class I director, whose term expires in 2013.

The Board of Directors concluded that Mr. Pero should continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience in structuring and negotiating debt and equity financings
•	Expertise and experience relating to corporate governance
•	Management experience
•	Expertise and experience relating to real estate investment trusts
•	Expertise and experience relating to the U.S. securities laws
•	Professional and educational background

Current Directors — Terms Expiring in May 2012

Thomas C. Brown, age 63, has been a director of Redwood since 1998. Mr. Brown is currently CEO and Principal shareholder of Urban Bay Properties, Inc. Mr. Brown has previously held CEO or senior officer positions with McGuire Real Estate, PMI Mortgage Insurance, Centerbank, and Merrill Lynch and Co., Inc. Mr. Brown’s experience encompasses over 25 years in mortgage finance, real estate, banking, and investment banking. Mr. Brown holds a B.S. from Boston University and an M.B.A. from the University of Buffalo.

The Board of Directors concluded that Mr. Brown should serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience
•	Experience as a chief executive officer and chief operating officer
•	Expertise and experience in the mortgage finance, real estate, banking, and investment banking industries
•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of ten directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of six meetings during 2011. The non-employee directors of Redwood met in executive session at each of the five regularly scheduled meetings, for a total of five times during 2011. The Presiding Director, who was also the Chair of the Governance and Nominating Committee during 2011, presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served, and as noted above, all of our directors attended last year’s Annual Meeting of Stockholders in person.

Audit Committee

The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor and Mr. Hansen as “audit committee financial experts” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2011 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive awards paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other key management employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met six times in 2011 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met seven times in 2011 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Richard D. Baum
Thomas C. Brown	Richard D. Baum	Douglas B. Hansen
Mariann Byerwalter	Thomas C. Brown	Greg H. Kubicek
Douglas B. Hansen	Mariann Byerwalter	Jeffrey T. Pero
Georganne C. Proctor	Jeffrey T. Pero	Charles J. Toeniskoetter
Charles J. Toeniskoetter

DIRECTOR COMPENSATION

Information on our non-employee director cash compensation to be paid in 2012 is set forth in the table below.

Annual Retainer	$70,000*
Committee Meeting Fee (in person attendance)	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000

*	The Chair of the Audit Committee receives an additional annual cash retainer of $20,000 and the Chairs of the Compensation Committee and the Governance and Nominating Committee each receive an additional annual cash retainer of $15,000. The Presiding Director receives an additional annual cash retainer of $20,000. The Chairman of the Board of Directors receives an additional annual cash retainer of $50,000 per annum.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guest’s attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units (or comparable equity-based awards) granted is determined by dividing $75,000 by the closing price of Redwood’s common stock on the NYSE on the day immediately prior to grant. Non-employee directors may also be granted equity-based awards upon their initial election to the Board. Deferred stock units (or comparable equity-based awards) may be credited under our Executive Deferred Compensation Plan. These deferred stock units (or comparable equity-based awards) are fully vested upon grant, although they are generally subject to a mandatory four-year holding period. Dividend equivalent rights on deferred stock units (or comparable equity-based awards) are generally paid in cash to directors on each dividend distribution date.

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through our Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights.

The following table provides information on non-employee director compensation for 2011, which compensation was paid in accordance with the 2011 director compensation policy disclosed in Redwood’s 2011 annual proxy statement or in accordance with the changes to that policy subsequently approved by the Board. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Non-Employee Director Compensation — 2011(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard D. Baum	$123,354	$74,993		$198,347
Thomas C. Brown	$90,000	$74,993	—	$164,993
George E. Bull, III	$142,582	$74,993	—	$217,575
Mariann Byerwalter	$89,000	$74,993	—	$163,993
Douglas B. Hansen	$70,000	$74,993	—	$144,993
Greg H. Kubicek	$109,000	$74,993	—	$183,993
Jeffrey T. Pero	$92,000	$74,993	—	$166,993
Georganne C. Proctor	$105,000	$74,993	—	$179,993
Charles J. Toeniskoetter	$89,000	$74,993	—	$163,993

(1)	The table does not include dividend equivalent rights paid on deferred stock units or options, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit and option awards in accordance with FASB Accounting Standards Codification Topic 718 (formerly referred to as FAS 123(R)).
(2)	Fees earned include the annual retainer and meeting fees.
(3)	Value of deferred stock units awarded determined in accordance with FASB Accounting Standards Codification Topic 718.
(4)	Six directors brought a guest to the annual retreat of Redwood’s Board of Directors, at a cost per guest of less than $1,000 and at an aggregate cost to Redwood for all six guests of approximately $4,500.

The following table provides information on stock unit distributions to non-employee directors from our Executive Deferred Compensation Plan in 2011. With the exceptions of Ms. Byerwalter and Mr. Bull, there were no distributions to non-employee directors from the Plan. Stock units distributed represent compensation previously awarded in prior years and were reported as director compensation in those prior years.

Name	Stock Units Distributed	Aggregate Value of Stock Units Distributed ($)
Mariann Byerwalter(1)	1,216	$19,242
George Bull(2)	362,673	$5,741,114

(1)	Ms. Byerwalter had deferred stock units distributed in 2011 that were awarded in 2007. The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.
(2)	Mr. Bull had deferred stock units distributed in 2011 that were awarded from 2005 to 2009, while he was still employed at Redwood as the Chief Executive Officer. The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.

EXECUTIVE OFFICERS

Executive officers and their positions with Redwood as of December 31, 2011 are listed in the table below. Of these executive officers, for purposes of this Proxy Statement, the Named Executive Officers (NEOs) include: Mr. Hughes, Mr. Nicholas, Ms. Merdian, Mr. Chisholm, and Mr. Isbrandtsen.

Name	Position with Redwood as of December 31, 2011	Age
Martin S. Hughes	President & Chief Executive Officer(1)	54
Brett D. Nicholas	Executive Vice President, Chief Operating Officer & Chief Investment Officer(1)	43
Diane L. Merdian	Chief Financial Officer(2)	52
Scott M. Chisholm	Managing Director	46
John H. Isbrandtsen	Managing Director	50
Fred J. Matera	Managing Director(1)	48
Andrew P. Stone	Managing Director, General Counsel & Secretary	41
Harold F. Zagunis	Managing Director	54

(1)	As previously announced, beginning on January 12, 2012, Mr. Nicholas assumed the sole role of President, Mr. Matera assumed the role of Chief Investment Officer, and Mr. Hughes continued to serve solely in the role of Chief Executive Officer.
(2)	As previously announced, effective March 9, 2012, Ms. Merdian ceased employment with Redwood and Mr. Christopher J. Abate was appointed as interim Chief Financial Officer and as an executive officer of Redwood.

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Hughes is provided in the preceding pages. Biographical information regarding Mr. Nicholas, Ms. Merdian, Mr. Chisholm, Mr. Isbrandtsen, Mr. Matera, Mr. Stone, and Mr. Zagunis is set forth below. In addition, biographical information regarding Mr. Abate is set forth below.

Brett D. Nicholas, age 43, has served as President since January 2012. Mr. Nicholas served as Executive Vice President and Chief Operating Officer from May 2010 to January 2012 and as Chief Investment Officer from 2007 to January 2012. Mr. Nicholas also served as Co-Chief Operating Officer from 2007 to May 2010 and as a Vice President from 1996 to 2007. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in economics from the University of Colorado at Boulder and is a graduate of the Stanford University Executive Program.

Diane L. Merdian, age 52, served as Chief Financial Officer from April 2010 until she ceased employment with Redwood on March 9, 2012. Ms. Merdian was a Class III Director of Redwood from August 2008 to November 2009. Ms. Merdian has 24 years experience as an equity research analyst focused on the banking sector. From 2003 to April 2008, Ms. Merdian was a bank strategist and senior bank research analyst of Keefe, Bruyette & Woods, where she also served as a Managing Director and head of the large-cap bank group. Between 1984 and 2002, Ms. Merdian also held equity analyst positions at Morgan Stanley, Montgomery Securities, Wellington Management, Smith Barney, and Salomon Brothers. Ms. Merdian was an economic research associate for the Federal Reserve Bank of Kansas City from 1981 to 1983. Ms. Merdian holds a B.A. in economics, with highest distinction, from the University of Kansas. Ms. Merdian also attended the Graduate School of Business at the University of Chicago as a Leon C. Marshal Scholar and New York University.

Scott M. Chisholm, age 46, has served as a Managing Director since September 2009 and is the head of commercial investments. Prior to joining Redwood, he was a Managing Director and managed the New York office of Prudential Mortgage Capital Company from January 2001 until September 2009. Prior to 2001, Mr. Chisholm held various positions in the real estate finance departments at Deutsche Bank, Lehman Brothers and JPMorgan Chase. Mr. Chisholm holds a B.A. in history from Trinity College and an M.S. in real estate from Columbia University.

John H. Isbrandtsen, age 50, has served as a Managing Director since March 2008 and is head of residential acquisitions and securitization. Mr. Isbrandtsen has been employed by Redwood since February 1999. Prior to joining Redwood, he served as Residential Securitization Manager at Bank of America, Senior Vice President at Walsh Acquisition Corp., Vice President at Gruntal Financial Corp., Assistant Treasurer at Carteret Savings Bank, and as an Analyst at City Federal Savings Bank. Mr. Isbrandtsen has a B.S. degree in finance and economics from Babson College.

Fred J. Matera, age 48, has served as Chief Investment Officer since January 2012. Mr. Matera served as Managing Director since July 2008, when he joined Redwood. Prior to joining Redwood and since the spring of 2001, he was a Managing Director and Co-Head of Structured Credit at RBS Greenwich Capital. Mr. Matera began his career in finance in 1989 as a mortgage trader, and has held a number of trading positions in financial services firms, including Goldman Sachs, DLJ, and First Boston. Prior to graduating from business school, Mr. Matera was an analyst at the Federal Reserve Bank of New York. Mr. Matera has a B.A. in economics from Tufts University, and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

Andrew P. Stone, age 41, has served as Managing Director, General Counsel and Secretary since December 2008. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

Harold F. Zagunis, age 54, has served as a Managing Director since March 2008. Mr. Zagunis served as Vice President from 1995 to 2008, and served as Chief Risk Officer, Chief Financial Officer, Controller, Treasurer, and Secretary at different times between 1999 and 2011. Currently, Mr. Zagunis is the head of commercial credit and operations. Prior to joining Redwood, from 1986 to 1995, he was Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan and real estate development interests. Mr. Zagunis holds B.A. degrees in mathematics and economics from Willamette University and an M.B.A. from Stanford University Graduate School of Business.

As noted above, effective as of March 9, 2012, Mr. Abate was also designated as an executive officer of Redwood.

Christopher J. Abate, age 32, has served as interim Chief Financial Officer since March 9, 2012. Mr. Abate has also served as Redwood’s Controller since January 2009 and has been employed by Redwood since April 2006. Prior to being named Controller, Mr. Abate served as a Vice President beginning in December 2007 and as a Managing Director since December 2008, with responsibility during the majority of that time for Redwood’s accounting and financial reporting functions. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A from the University of California at Berkeley and Columbia University, and is a certified public accountant.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of December 31, 2011, on the beneficial ownership of our common stock by our directors, executive officers, and by all of our directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Class(3)
Martin S. Hughes(4)	368,083	*
Brett D. Nicholas(5)	347,153	*
Christopher J. Abate(6)	8,246	*
Scott M. Chisholm(7)	22,322	*
John H. Isbrandtsen(8)	87,611	*
Fred J. Matera(9)	52,984	*
Andrew P. Stone(10)	22,660	*
Harold F. Zagunis(11)	174,765	*

Non-Employee Directors
Richard D. Baum(12)	27,927	*
Thomas C. Brown(13)	21,324	*
George E. Bull, III(14)	973,070	1.23%
Mariann Byerwalter(15)	21,504	*
Douglas B. Hansen(16)	436,915	*
Greg H. Kubicek(17)	139,303	*
Jeffrey T. Pero(18)	21,093	*
Georganne C. Proctor(19)	40,610	*
Charles J. Toeniskoetter(20)	42,096	*
All directors and executive officers as a group (17 persons)(21)	2,807,666	3.51%

*	Less than 1%.
(1)	As previously announced, effective March 9, 2012, Diane L. Merdian, who served as Chief Financial Officer during 2011, ceased employment with Redwood and Mr. Christopher J. Abate was appointed as interim Chief Financial Officer and as an executive officer of Redwood. As of December 31, 2011, Ms. Merdian held 13,179 shares of common stock and 20,430 vested deferred stock units.
(2)	Represents shares of common stock outstanding, common stock underlying vested options that are exercisable within 60 days of the date of this Proxy Statement, and common stock underlying deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement. Does not include deferred stock units scheduled to be granted to non-employee directors in accordance with our non-employee director compensation policy following our 2012 Annual Meeting of Stockholders.
(3)	Based on 78,555,908 shares of our common stock outstanding as of December 31, 2011.
(4)	Includes 52,273 shares of common stock and 315,810 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(5)	Includes 71,656 shares of common stock, 53,537 shares issuable upon the exercise of stock options exercisable within 60 days the date of this Proxy Statement, and 221,960 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(6)	Includes 2,238 shares of common stock and 6,008 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(7)	Includes 854 shares of common stock and 21,468 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.

(8)	Includes 10,374 shares of common stock, 12,652 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 64,585 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(9)	Includes 52,984 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(10)	Includes 845 shares of common stock, and 21,815 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(11)	Includes 33,606 shares of common stock, 34,521 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 106,638 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(12)	Includes 11,222 shares of common stock, 4,256 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 12,449 vested deferred stock units.
(13)	Includes 6,375 shares of common stock, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 12,449 vested deferred stock units.
(14)	Includes 700,413 shares of common stock held of record by the Bull Trust, 600 shares held of record by Mr. Bull’s spouse, 131,265 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 140,792 deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(15)	Includes 4,723 shares of common stock, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 14,281 vested deferred stock units.
(16)	Includes 306,746 shares of common stock, 117,608 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 12,561 vested deferred stock units.
(17)	Includes 92,024 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,913 shares held of record by Mr. Kubicek’s spouse, 2,500 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 42,866 vested deferred stock units.
(18)	Includes 4,130 shares of common stock and 16,963 vested deferred stock units.
(19)	Includes 9,845 shares held in the Proctor Trust and 30,765 vested deferred stock units that have vested or will vest within 60 days of the date of this Proxy Statement.
(20)	Includes 22,147 shares with respect to which Mr. Toeniskoetter has voting and investment power that are held in the Toeniskoetter & Breeding, Inc. Development Profit Sharing Trust, 7,500 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 12,449 vested deferred stock units.
(21)	Includes 1,331,894 shares of common stock, 368,839 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Proxy Statement, and 1,106,843 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than 5% of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2)	5,215,170	6.6%
Janus Capital Management LLC(3)	5,633,686	7.2%
RS Investment Management Co. LLC(4)	3,954,803	5.0%
Wallace R. Weitz & Company(5)	7,478,568	9.5%

(1)	Based on 78,555,908 shares of our common stock outstanding as of December 31, 2011.
(2)	Address: 40 East 52nd Street, New York, New York 10022. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on February 13, 2012, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power and sole voting power with respect to 5,215,170 shares.
(3)	Address: 151 Detroit Street, Denver, Colorado 80206. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Janus Capital Management LLC (Janus) is based on the amended Schedule 13G filed by Janus with the SEC on February 14, 2012, which indicates that Janus and certain other entities, in their respective capacities as investment advisers: (i) make aggregate reports on Schedule 13G with respect to securities held by portfolios they manage, and with respect to which they do not have the right to receive dividends or the proceeds from any sale securities, and (ii) disclaim any ownership associated with such rights. The aggregate number of shares of common stock which may be deemed to be beneficially owned by Janus includes 5,633,686 shares with respect to which Janus has shared dispositive power and shared voting power.
(4)	Address: 388 Market Street, Suite 1700, San Francisco, California 94111. The information in the above table and this footnote concerning the shares of common stock beneficially owned by RS Investment Management Co. LLC (RS) is based on the Schedule 13G jointly filed with the SEC on February 9, 2012 by RS and two of its parent companies — namely, The Guardian Life Insurance Company of America and Guardian Investor Services LLC. The aggregate number of shares of common stock reported as beneficially owned by RS includes 3,954,803 shares with respect to which RS has shared dispositive power, of which RS has shared voting power with respect to 3,920,213 shares.
(5)	Address: 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wallace R. Weitz & Company and Wallace R. Weitz (Weitz) is based on the amended Schedule 13G filed by Weitz with the SEC on February 3, 2012. The aggregate number of shares of common stock reported as beneficially owned by Weitz includes 7,478,568 shares with respect to which Weitz has sole dispositive power and sole voting power.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

The Compensation Committee (the Committee) of Redwood’s Board of Directors consists exclusively of independent directors as defined by the New York Stock Exchange (NYSE). The Committee acts on behalf of Redwood’s Board of Directors in administering Redwood’s executive compensation plans and programs.

The Committee currently consists of Georganne C. Proctor (Chair), Richard D. Baum, Thomas C. Brown, Mariann Byerwalter, and Jeffrey T. Pero. The Committee met six times in 2011 and has met two times to date in 2012.

The Committee is committed to providing disclosure within this Compensation Discussion and Analysis that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this Compensation Discussion and Analysis describes:

•	The Committee’s process for reviewing all components of the compensation of the Chief Executive Officer (CEO) and that of the other Named Executive Officers (NEOs).
•	The reasons for paying each element of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of peer groups.
•	The performance measures and goals used for performance-based compensation and the factors taken into account in the Committee’s determination of whether those measures and goals are satisfied.
•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.
•	The role of the Committee’s independent compensation consultant.

Executive Summary

Redwood has adopted a performance-based compensation philosophy for its executive officers. Under that philosophy, Redwood seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers with the interests of Redwood’s long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Executive officers receive compensation through a combination of the following types of compensation: base salary; performance-based annual bonus; long-term equity-based awards; and other non-cash benefits such as coverage for themselves and their families under Redwood’s medical, dental, and vision health insurance plans.

Executive officers of Redwood are designated by the Board of Directors. For 2011 there were eight executive officers, which as of December 31, 2011 were Redwood’s:

•	President & Chief Executive Officer;
•	Chief Operating Officer, Chief Investment Officer & Executive Vice President;
•	Chief Financial Officer;
•	General Counsel & Secretary; and
•	Four other Managing Directors

In accordance with SEC regulations, this Compensation Discussion and Analysis is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2011, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s executive officers. Under SEC regulations, Redwood has five NEOs for 2011, which as of December 31, 2011 were Redwood’s:

•	President & Chief Executive Officer;
•	Chief Operating Officer, Chief Investment Officer & Executive Vice President
•	Chief Financial Officer; and
•	Two other Managing Directors

Redwood’s NEOs for 2011 account for five of the 77 employees of Redwood as of December 31, 2011.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs and, after taking into account the outcome of the most recent shareholder advisory vote on executive compensation, makes compensation determinations it believes are necessary or appropriate in light of its executive compensation objectives. Highlighted below are summaries of some of the key determinations made during 2011 by the Committee with respect to 2011 and, in some cases, 2012. Each of these key items is discussed more fully within this Compensation Discussion and Analysis, as well as within the section of this Proxy Statement relating to the stockholders’ vote on an advisory resolution to approve Named Executive Officer compensation (pages 62 – 65).

•	2011 base salary for the CEO position remained unchanged from 2007. The base salary paid for the position of chief executive officer was not increased for 2011 or 2012, and remains at the same level that was in place at Redwood for that position in 2007.
•	2011 base salaries for the other NEOs remained unchanged from 2010. The base salary paid for the other NEOs was not increased for 2011.
•	Annual bonus compensation for Redwood’s CEO in 2011 declined by 75% from 2010 and total 2011 compensation for Redwood’s CEO declined by 30% from 2010, reflecting the Committee’s adherence to pay-for-performance principles. Redwood’s financial performance in 2011 was not as strong as it was in 2010. Net income of $26.3 million in 2011 was $83.7 million lower than net income in 2010 and return-on-equity in 2011 was 2.6%, as compared to a return-on-equity of 10.92% in 2010. Consistent with pay-for-performance principles, the 2011 annual bonus compensation and 2011 total compensation for Martin S. Hughes, Redwood’s chief executive officer, also declined in 2011 as compared to 2010.
º	Mr. Hughes received a 2011 annual performance-based bonus of $288,750, which represents a decline of 75% from the annual performance-based bonus of $1.17 million he received for 2010.
º	Mr. Hughes received total compensation for 2011 of $3.17 million, which represents a decline of 30% from the total compensation of $4.59 million Mr. Hughes received for 2010 (based on the “Summary Compensation” table on page 46 of this Proxy Statement). Of his total compensation for 2011, approximately 70% was in the form of long-term equity-based awards with three- or four-year vesting or holding periods.
•	In accordance with pay-for-performance principles, 2011 annual bonus compensation for NEOs was primarily determined by Redwood’s 2011 financial performance. For 2011, Redwood had $26.3 million of net income and a 2.6% return-on-equity. This financial performance was below the threshold established by the Committee in early 2011 for the payment of any portion of the component of annual bonus compensation determined based on Company financial performance. Accordingly, for 2011, of the aggregate $4.1 million in target annual bonus compensation that could have been earned by NEOs, only an aggregate of $1.08 million, or 26%, was paid. The $1.08 million aggregate amount of annual bonus compensation that was paid to NEOs for 2011 was paid in respect of the component of annual bonus compensation determined based on individual executive performance.

•	Compensation paid to NEOs continued to align the interests of stockholders and NEOs by delivering approximately 63% of total 2011 compensation to NEOs in the form of equity-based awards. For 2011, aggregate compensation paid to NEOs totaled approximately $8.9 million, of which approximately $5.6 million (or 63%) was in the form of equity-based awards that generally vest over three- or four-year periods. The Committee believes that delivering a significant portion of compensation in the form of equity-based awards is appropriate to align the interests of NEOs with those of long-term Redwood stockholders.
•	The Committee continued to use performance-based equity awards in 2011 for NEOs. Of the long-term equity-based awards granted in the fourth quarter of 2011 to NEOs, 50% were performance-based awards that vest after three years only if total stockholder return over the December 2011 to December 2014 three-year period exceeds a specified performance threshold further described below under “2011 Long-Term Equity-Based Awards.”
•	The Committee continued to impose mandatory holding periods for long-term equity grants to NEOs. The Committee continues to impose mandatory holding periods on equity grants to NEOs. For example, deferred stock units granted to NEOs that vest on a pro-rata basis over four years (i.e., ¼th of the awards vest each year over the four-year vesting period) are subject to a mandatory holding period with respect to all underlying shares that vest prior to the four-year anniversary of the grant date — with the result that none of underlying shares could be transferred or sold by the NEOs until after the fourth anniversary of the grant date.
•	Redwood eliminated excise tax gross-ups for change-in-control severance payments. In March 2011, each of the three outstanding employment agreements between an executive officer and Redwood was amended to eliminate the provisions of those agreements that provided for tax gross-ups with respect to excise taxes that could be imposed on change-in-control severance payments that could be made under these agreements in the future. As a result, Redwood does not have any employment agreements in place with any executive (or any other employee) that provide for an excise tax gross-up. The Committee does not intend to offer excise tax gross-up provisions in any future employment agreements for executives (or any other employees).
•	In 2011, the Committee continued to use the methodology it previously adopted for making annual bonus payments to NEOs, which methodology generally reduces the proportion of annual bonuses paid in cash and increases the proportion of annual bonuses paid in equity awards with a mandatory three-year holding period. In March 2011, the Committee decided that any annual bonus paid to an NEO for 2011 that exceeded $250,000 in value would not be paid fully in cash. In particular, as any NEO’s annual bonus increases in value above $250,000, an increasing proportion of that bonus would be paid in the form of equity awards with a mandatory three-year holding period, rather than paid in cash. Under this methodology, in years when any NEO annual bonus exceeds $250,000, a greater portion of the NEO’s annual bonus will be exposed to the future financial performance of Redwood, which the Committee believes results in a greater alignment of executive and stockholder interests.

Shareholders’ Most Recent “Say-on-Pay” Vote

At Redwood’s 2011 annual meeting of stockholders, shareholders had the opportunity to cast an advisory vote on executive compensation. Approximately 94% of the votes cast in that 2011 “say-on-pay” vote were voted for approval of the compensation of the named executive officers as disclosed in the 2011 proxy statement. The Committee has considered the results of the 2011 “say-on-pay” vote and believes that the overwhelming support of Redwood shareholders in the 2011 “say-on-pay” vote indicates that shareholders are generally supportive of Redwood’s approach to executive compensation. This support was one of the factors the Committee took into account in not making material changes to Redwood’s performance-based compensation philosophy for executive officers or the components of executive compensation in response to the 2011 “say-on-pay” vote. At Redwood’s 2011 annual meeting of stockholders, shareholders also voted in favor of a proposal to hold “say-on-pay” votes every year. In the future, the Committee will continue to consider the outcome of the annual “say-on-pay” vote when making compensation decisions regarding executive officers.

Overall Compensation Philosophy and Objectives

Redwood has adopted a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. The Committee is generally responsible for evaluating Redwood’s executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support corporate performance without creating risks that are likely to have a material adverse effect on Redwood.

Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation levels are both externally competitive and internally equitable.

Components of Compensation in 2011

In 2011, as in past years, cash compensation for Redwood’s NEOs included a base salary and a performance-based annual bonus. The annual bonus was primarily determined based on a company performance bonus formula, with individual performance a secondary determinant. Redwood seeks to have an executive compensation structure that awards annual bonus compensation upon achievement of performance targets. It is generally intended that the salary and annual bonus targets for each NEO be similar to a market-based benchmark of the median salary and target annual bonus compensation for each NEO. The market-based benchmarks used by the Committee for this purposes are determined with the assistance of the Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (Cook & Co.), by reviewing compensation practices of a peer group of companies consisting of companies with broadly similar size and complexity that are competitors for executive talent and capital, as well as through the review of other supplemental benchmarking data relating to certain NEO positions that was obtained by Redwood from McLagan, a third party compensation consultant that is nationally recognized as qualified to provide such data. The peer group of companies used by the Committee in 2011 for competitive benchmarking comparisons as well as other data used for benchmarking comparisons is further described below under “Compensation Benchmarking for 2011.”

The target level for Redwood’s 2011 financial performance that was used in determining the component of 2011 annual bonuses based on company financial performance, was a 9% annual adjusted return on equity (Adjusted ROE). Adjusted ROE is a non-GAAP performance measure that is defined and described below under “2011 Performance-Based Annual Bonus Compensation.” For annual Adjusted ROE performance above or below the target level, it is the intention that the compensation program results in total annual bonus compensation for NEOs that is above or below the benchmarked market median, as applicable. To a lesser degree, annual bonus compensation also varies as a function of individual executive performance.

With respect to long-term equity-based compensation, the Committee generally seeks to make regular annual awards to NEOs at levels that exceed a market-based benchmark of the median for such awards for each NEO, with market-based benchmarks determined in the same manner as described above with respect to salary and target annual bonus. These awards provide an incentive to create long-term stockholder value, encourage employment retention, and build executive ownership. In particular, for 2011 the value of the annual long-term equity-based compensation granted to NEOs was determined after taking into account the Committee’s philosophy that:

•	depending on Redwood’s company performance and each NEO’s individual performance, for each NEO, the value of year-end long-term equity-based awards should approximate the 75th percentile relative to the marked-based benchmark; and

•	NEO compensation earned and realized from annual bonuses and long-term equity-based awards should correlate with long-term stockholder value creation through dividend distributions and share-price growth over, at a minimum, the vesting and mandatory holding periods determined by the Committee to be appropriate.

Determination of Compensation for 2011

Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. For 2011, the NEOs consisted of the following individuals, who held the titles noted below as of December 31, 2011:

•	Mr. Martin S. Hughes, President & Chief Executive Officer (Note: As of January 12, 2012, Mr. Hughes’ sole title is Chief Executive Officer)
•	Mr. Brett D. Nicholas, Chief Operating Officer, Chief Investment Officer & Executive Vice President (Note: As of January 12, 2012, Mr. Nicholas was promoted and his sole title is President)
•	Ms. Diane L. Merdian, Chief Financial Officer (Note: As previously announced, effective March 9, 2012, Ms. Merdian ceased employment with Redwood.)
•	Mr. Scott M. Chisholm, Managing Director
•	Mr. John H. Isbrandtsen, Managing Director

The process for determining NEO compensation is dynamic and compensation levels are evaluated throughout each year, with the Committee having the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As has been its practice for a number of years, for 2011 the Committee directly engaged and used the services of a nationally recognized independent compensation consultant, Cook & Co., to assist it in determining the elements of compensation and to provide benchmarking analyses. Cook & Co. does no other work for Redwood or its management and the Committee has the sole authority to establish and terminate the relationship with Cook & Co.

On an annual basis, Cook & Co. reviews the compensation program for Redwood’s executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the compensation program is aligned with Redwood’s compensation philosophy. Cook & Co. also provides the Committee with data regarding compensation practices among Redwood’s peer group and analyzes the compensation levels and targets of each NEO. The analysis prepared by Cook & Co. includes tally sheets that show total cash compensation for each NEO (and year-to-year comparisons of total cash compensation), total equity ownership in Redwood by each NEO (and the value of those equity stakes at different prices per share), and total compensation in cash and equity-based grants for each NEO. Cook & Co.’s analysis assists the Committee in understanding the extent to which different components of each NEO’s compensation are above or below the market-based benchmarked median (based on Redwood’s peer group and on other supplemental benchmarking data) and in understanding the year-to-year changes in awarded, realized, accumulated, and potential NEO compensation.

In addition, Cook & Co. assists the Committee in determining the amounts, form, and structure of the compensation programs adopted by Redwood. Based on the Committee’s judgment, and reflecting input from Cook & Co., the compensation package for each NEO consists of a fixed base salary, a variable performance-based annual bonus, and a long-term equity-based award, with a significant portion of compensation allocated to the variable annual bonus and the long-term equity-based components to appropriately align total executive compensation with Redwood’s company performance and each NEO’s individual performance. Each of these compensation elements is reviewed by the Committee annually with respect to each NEO.

As part of its process for determining 2011 NEO compensation, the Committee considered the following recommendations:

•	Mr. Hughes and Mr. Nicholas provided the Committee with their performance evaluations and joint recommendations with respect to the compensation of all of the other NEOs, namely: Ms. Merdian, Mr. Chisholm, and Mr. Isbrandtsen; and
•	Cook & Co. provided general directional recommendations regarding the components of the compensation of Mr. Hughes, Mr. Nicholas, Ms. Merdian, Mr. Chisholm, and Mr. Isbrandtsen based on peer comparisons and other supplemental benchmarking data, which recommendations were based on Redwood’s compensation philosophy, as described above.

In addition, on an annual basis, the Committee is provided with a self-assessment from each of the NEOs that addresses individual and collective performance over the prior year. The Committee reviewed these self-evaluations and took them into consideration when determining the level of compensation to be paid to each NEO for 2011.

In preparation for making determinations regarding 2011 compensation matters, beginning in August 2010 the Committee conducted a fundamental review of two particular aspects of the executive compensation program; namely, the methodology used for determining the company performance component of annual bonuses and the structure of long-term equity-based awards. This fundamental review was prompted by, among other things, the commitment made by the Committee in 2010 regarding the future use of performance-based equity awards, changes in the business and financial environment in which the company operates and competes, and changes in management leadership of Redwood following Mr. George E. Bull, III’s retirement in May 2010 from the chief executive officer position. This review encompassed input from and consultation with management and Cook & Co., as well as input from other members of the Board of Directors.

As part of this review, the Committee, among other things, reviewed:

•	The general design of the compensation program, including the appropriateness of continuing to pay annual bonuses based in part on company financial performance and in part based on individual performance and the use of annual long-term equity-based compensation awards;
•	The appropriateness of continuing to use Adjusted ROE as the performance measure for the company performance component of annual bonuses and alternatives to this measure (such as, total rate of return to shareholders, dividend yield, earnings per share, change in book value, and ratio of price to book value);
•	Various performance thresholds for determining the company performance component of annual bonuses (including fixed/absolute thresholds, thresholds relative to the performance of a peer group, and thresholds relative to an index or other benchmark) and the relationship between these thresholds and Redwood’s business model and competition;
•	The extent to which annual bonus amounts should be paid in cash or equity-based awards and the extent to which mandatory holding periods or hold-backs of annual bonus amounts are appropriate; and
•	Different methodologies for structuring performance-based equity awards, including:
•	Consideration of the use of various types of: performance measures (e.g., return on equity, total rate of return to shareholders, change in book value, ratio of price to book value, and earnings per share); performance thresholds (e.g., fixed/absolute thresholds, thresholds relative to the performance of a peer group, and thresholds relative to an index or other benchmark); and vesting periods (e.g., cliff vesting and a multi-year period and pro-rata vesting over a multi-year period); and
•	The extent to which vesting leverage is appropriate (i.e., the extent to which more or less than a target award amount would vest based on over- or under-performing established performance thresholds) and, if so, at what levels of performance such leverage was appropriate.

With respect to each aspect of this review, the Committee considered, among other things, whether each alternative was consistent with Redwood’s compensation philosophy, including whether each alternative would align the interests of Redwood’s executives and employees with those of Redwood’s long-term shareholders, motivate executives and employees to enhance the performance and profitability of Redwood both on a short-term and long-term basis (with an emphasis on the long-term), allow Redwood to continue to attract and retain highly qualified and productive executives and employees, and maintain a compensation program that was competitive with the marketplace. In addition, the Committee was focused on how the design of a compensation program can be a factor that could impact business risk taking and focused on whether the design of the compensation program would introduce material risks to Redwood. In conducting its review, the Committee was aware that the design of each aspect of its compensation program was part of a comprehensive whole, and therefore, that each element needed to be analyzed in the context of how it contributed to the whole program and how risks associated with one aspect of the program could be balanced by other aspects of the program.

As a result of this process, during this annual review, not only did the Committee make certain determinations of the type it has traditionally made each year, such as determining base salary levels and target annual bonus amounts, but it also determined to make certain changes to aspects of the executive compensation program that had previously remained constant for several years. For example, the Committee established a performance measure, performance thresholds, and other terms for long-term equity-based awards with performance-based vesting (i.e., the performance stock units referred to below under “2011 Long-Term Equity-Based Awards”). In addition, the Committee determined that it would change the Company financial performance thresholds used in determining the Company performance component of annual bonuses for 2011. Certain of these changes were implemented immediately (e.g., performance stock units were used in making 2010 year-end long-term equity-based awards), while it was determined to implement other changes (including changes to the performance thresholds used in determining the company performance component of annual bonuses) over the course of 2011 and 2012.

Compensation Benchmarking for 2011

As in prior years, in 2011 the Committee asked Cook & Co. to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. Cook and Co.’s market pay analysis relied in part on publicly disclosed executive compensation data from a group of peer companies and, due to the fact that not all of the peer group companies publicly disclose executive compensation information for officers with responsibilities comparable to some of Redwood’s NEOs, in part on supplemental data relating to certain NEO positions that was obtained from McLagan, a third party compensation consultant that is nationally recognized as qualified to provide such data. Redwood also uses data and consulting services from McLagan and its affiliates, including for determining compensation for other executive officers and employees who are not executive officers.

The Committee considers the use of market-based compensation analysis, including analysis of a peer group of companies, important for competitive positioning in attracting and retaining executive talent. In considering the market analysis provided by Cook & Co., the Committee recognized that the peer group did not include generally higher-paying externally-managed REITs, private equity firms, and hedge funds with which Redwood must compete for executive talent. Cook & Co. did not include those organizations in the peer group because they have different business economics and pay models than Redwood.

Following the completion of the competitive pay analysis prepared by Cook & Co., the Committee concluded that:

•	Both a “core” and “secondary” peer group should be designated and included in the analysis, with the core peer group to include internally managed mortgage REITs with which Redwood directly competes for business, capital, and executive talent and the secondary peer group to include a broader set of similar-sized companies in related industries with which Redwood may compete for capital and executive talent, but which Redwood does not necessarily compete directly with for business.
•	Base salaries and target annual bonuses should continue to be oriented at or near the market-based benchmark for median target levels of these components of compensation.

•	Performance-based bonuses should have adequate upside opportunity so that delivered total annual compensation may potentially reach the top-quartile of the market-based benchmark for this component of compensation for strong Redwood performance.
•	Competitive pressure from higher-paying related market sectors should be addressed by making long-term equity-based awards with values that approximate the 75th percentile of the market-based benchmark for this component of compensation.

The core peer group of companies used by the Committee in 2011 consisted of: Annaly Capital Management, Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, MFA Financial, Inc., Northstar Realty Finance Corporation, and RAIT Financial Trust. Each of these companies was also included in the peer group of companies the Committee designated in 2010 for purposes of the market pay analysis conducted by Cook & Co.’s for the Committee for 2010 executive compensation. The secondary peer group of companies used by the Committee in 2011 consisted of: AllianceBernstein Holding L.P., Altisource Portfolio Solutions S.A., Artio Global Investors Inc., CBOE Holdings, Inc., Cohen & Steers, Inc., Credit Acceptance Corporation, Encore Capital Group, Inc., Financial Engines, Inc., Janus Capital Group, Inc., Knight Capital Group, Inc., Nelnet, Inc., PHH Corporation, Portfolio Recovery Associates, Inc., W.P. Carey & Co. LLC, and World Acceptance Corporation.

The Committee reviews the list of peer companies on an annual basis to confirm that they continue to meet the Committee’s criteria for inclusion. The Committee also takes into consideration changes in real estate and capital markets and changes in competitors. Accordingly, the companies included as peers may change from year to year as a result of this review.

2011 Base Salaries

Base salary is a traditional component of executive compensation. Redwood seeks to establish base salaries for NEOs by reference to a market-based benchmarked median for similar executives and groups of similar executives. The Committee reviews base salaries as one part of overall compensation for the NEOs annually. The Committee may make adjustments to base salary in connection with this annual review or at other times based on the executive’s experience and responsibilities and after consideration of other components of compensation and consideration of the competitive levels necessary for executive retention.

In December 2010, the Committee determined that the 2011 base salaries for each of the NEOs would remain unchanged from their year-end 2010 base salary levels.

As a result, for 2011:

•	the salary for Mr. Hughes remained at its year-end 2010 level of $700,000;
•	the salary for Mr. Nicholas remained at its 2007 level of $500,000;
•	the salary for Ms. Merdian remained at its 2010 level of $400,000;
•	the salary for Mr. Chisholm remained at its 2010 level of $400,000; and
•	the salary for Mr. Isbrandtsen remained at its 2010 level of $400,000.

2011 Performance-Based Annual Bonus Compensation

Redwood’s compensation program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance, including his or her contribution to Redwood’s performance. As an integral part of this program, each NEO can earn an annual bonus based on the Committee’s review of the satisfaction of a specific pre-established target level of Redwood financial performance and specific individual performance measures.

In order to align the interests of Redwood’s NEOs with the interests of its long-term stockholders, the Committee determined during the first quarter of 2011, after consultation with Cook & Co., that 2011 target annual bonuses for NEOs would continued to be weighted:

•	75% on the achievement of a predetermined target level of company financial performance, with this component of bonus compensation being referred to as the company performance component of target bonus or company performance bonus; and

•	25% on the achievement of pre-established individual goals, with this component of bonus compensation being referred to as the individual performance component of target bonus or individual performance bonus.

This weighting has been used so that most of an NEO’s target annual bonus will depend directly on the achievement of the target level of company financial performance, while also providing incentives for achievement of individual goals that the Committee believes are in the interests of Redwood and its stockholders, but which may be difficult to quantitatively link directly to company financial performance. The Committee also determined that the individual performance component of the bonus could be earned up to 100% of the individual performance component of target annual bonus, subject to adjustment when circumstances warrant at the discretion of the Committee.

Also during the first quarter of 2011, after consultation with Cook & Co. and completion of the review of Redwood’s compensation program described above and below, the Committee determined to continue to use in 2011 the same financial metric to underlie the company performance bonus formula that was used for that purpose in 2010 and to use in 2011 the specific financial performance thresholds described below. As noted above, the company performance bonus formula is based on Adjusted ROE, which is defined as income determined in accordance with GAAP divided by average core equity, subject to adjustment when circumstances warrant at the discretion of the Committee. Average core equity is defined as average GAAP equity excluding unrealized mark-to-market adjustments as reflected in accumulated other comprehensive income (loss). The Committee believes that Adjusted ROE generally provides an appropriate measurement of Redwood’s financial performance because, as a company whose primary source of earnings is income from real estate-related debt investments, the use of average core equity reflects the amount of capital Redwood has to invest (as it excludes the effect of unrealized market valuation adjustments).

During the second half of 2010 and the first quarter of 2011, the Committee undertook a review of Redwood’s compensation program, including a review of the formula used in determining the company performance component of annual bonuses for executive officers. This review included a review of the metric used to measure company financial performance and the company financial performance levels, or thresholds, at which company performance bonus will be paid at target levels, as well as a review of the company financial performance threshold below which no company performance bonus would be paid, and the company performance bonuses that would be paid for various levels of company financial performance above and below target performance. This review encompassed input from and consultation with management and Cook & Co., as well as input from other members of the Board of Directors.

The Committee decided, as a result of its review, to change its methodology for determining the performance thresholds at which different levels of company performance bonuses would be paid. In particular, the Committee decided to discontinue the use of the fixed performance thresholds that had been used in prior years and replace them with variable performance thresholds that could change each year, with the variable performance thresholds to be determined at the beginning of each year in an amount equal to a risk-free interest rate plus an incremental premium. As a result, the performance thresholds could vary from year to year both as the result of changes in the risk-free rate and changes to the incremental premium determined by the Committee to be appropriate. This decision was premised in large part on the nature of Redwood’s business model, which is primarily focused on investing in real-estate related debt instruments. One result of this business model is that returns that Redwood can earn on new investments are, to an extent, correlated with the market-driven interest rates being offered for these and other types of debt instruments (which rates depend on the perceived risk of these investments) which, in turn, are correlated to a certain extent with the market-driven risk-free interest rates being offered for investment in U.S. Treasury obligations (and other debt backed by the full faith and credit of the U.S.).

Over the several years preceding 2011, Redwood’s financial performance thresholds were as follows for executive officers: no company performance bonus would be earned for Adjusted ROE below 7%; target company performance bonus would be earned when Adjusted ROE was 11%; and above-target company performance bonuses would be earned when Adjusted ROE was greater than 11%. In reviewing each of Redwood’s first eight years as a public company (1995 – 2002), the prior-year risk-free interest rate for U.S. Treasury obligations with a five year maturity remained relatively constant, with an average of 5.8% during that period. As a result, the target company performance threshold of an 11% Adjusted ROE that was used during this period in determining the company performance component of annual NEO bonuses reflected an average premium of 5.2% above the prior year risk-free rate for U.S. Treasury obligations with a five year maturity. Over the few years immediately subsequent to 2002, this risk-free rate dipped and then increased again. Then, beginning in 2008, the prior year risk-free rates on U.S. Treasury obligations with a five year maturity have declined to average levels significantly below the average for the prior decade. A five-year risk-free interest rate was used for this analysis because it generally corresponds to the weighted average duration of investments historically made by Redwood.

As a result of this recent significant decline in risk-free interest rates, maintaining a target level of company performance of 11% Adjusted ROE would require that Redwood seek returns much higher above the risk-free rate than it had in the past in order to achieve target company performance. Conversely, if risk-free interest rates were to rise significantly in future years, as some believe they may, maintaining a target level of company performance of 11% Adjusted ROE, would require that Redwood seek much lower incremental returns above the risk-free rate than it had in the past in order to achieve target company performance. The Committee was mindful that Redwood does not currently intend to significantly alter its business model. In addition, the Committee recognized that reaching for the same returns in a lower interest environment would necessitate taking greater investment or other risks and that accomplishing the same returns in a higher interest rate environment would only require seeking lower risk, lower yielding investments. Therefore, the Committee determined that as Redwood made new investments in the future, the target level of Redwood’s company performance should be structured to vary along with varying risk-free rates.

Setting a target Adjusted ROE performance threshold at an appropriate level above the risk-free rate is intended to provide executives with an incentive to achieve attractive investment returns for Redwood (and align the interests of executives and shareholders in seeking this level of return), without exposing Redwood to inappropriate risk. If interest rates return to a prolonged period of stability, the variable performance target will likely not vary significantly from year-to-year, and will effectively function much like the fixed performance target did in the past. Alternatively, if interest rates experience significant periods of volatility in the future or experience long-term upward or downwards trends, the variable performance target will provide the Committee with the ability to adjust compensation incentives in a manner consistent with a stable business model.

The Committee recognized that implementing a change from a fixed target of 11% to a variable target was significant and believed it should be done deliberately and over a time period that would allow for observation of the impact of the change and an opportunity to make any necessary adjustments. Accordingly, the Committee determined to fully implement this change in 2012 and to treat 2011 as a transition year, during which much of the change would be implemented, but certain aspects of the design of the company performance bonus formula would remain consistent with 2010 and prior years.

Based on the comprehensive review of the Company performance bonus metric and performance thresholds, and after consultation with Cook & Co., the Committee made the following determinations with respect to company performance bonuses for NEOs for 2011, which, as noted above, is intended to be the year during which Redwood transitions from the fixed performance threshold methodology used in 2010 and prior years to the variable performance threshold methodology to be used in 2012 and currently intended to be used in years subsequent to 2012:

•	The target performance threshold (i.e., the level of company performance at which the target company performance bonus would be paid) for 2011 would be Adjusted ROE equal to a risk-free rate of 3% plus an incremental premium of 6%.
•	The use of a 3% risk-free rate for 2011 represents a transition year determination to use a risk-free rate that is higher (i.e., more difficult to achieve) than the risk-free rate of approximately 2% that would otherwise have resulted from the use of the average interest rate during 2010 for five-year U.S. Treasury obligations.

•	The use of a 6% incremental premium for 2011 is intended to provide executives with an incentive to achieve attractive investment returns for Redwood (and align the interests of executives and shareholders in seeking this level of return), without exposing Redwood to inappropriate risk.
•	No company performance bonus would be paid for 2011 if Adjusted ROE is 2% less (or lower) than the target performance threshold (i.e., no company performance bonus would be paid if Adjusted ROE is 7% or less).
•	The use of an initial performance threshold of 2% less (or lower) than the target performance threshold for 2011 represents a transition year determination that the minimum level of Adjusted ROE necessary for the payment of any company performance bonus should remain consistent with the level required in 2010 (i.e., remain at 7%).
•	Company performance bonuses for 2011 in excess of the target for those bonus amounts would not be paid unless Adjusted ROE is more than 2% above the target performance threshold (i.e., until Adjusted ROE is more than 11%).
•	The use of a performance threshold for above-target company performance bonuses of 2% above the target performance threshold for 2011 represents a transition year determination that the minimum level of Adjusted ROE necessary for the payment of any above-target company performance bonus should remain consistent with the level required in 2010 (i.e., remain at 11%).
•	As noted below, each NEO was subject to a maximum total bonus for 2011.
•	Any 2011 Company performance bonus amount that exceeds the amount that would have been paid for the same Adjusted ROE performance under the 2010 company performance bonus formula, would be paid in vested deferred stock units (DSUs) with a mandatory three-year holding period.
•	The use of vested DSUs with a mandatory three-year holding period to pay any 2011 company performance bonus amount that exceeds the amount that would have been paid for the same Adjusted ROE performance under the 2010 company performance bonus formula represents a transition year determination that the change to the company performance bonus formula for the 2011 transition year should not result in higher cash bonus payments to NEOs than would have been made under the formula in place for 2010.

As a result of the Committee’s decisions, including those described above, the company performance bonus formula for use in 2011 for NEOs was as follows:

•	For Adjusted ROE of less than or equal to 7%, no company performance bonus would be paid;
•	For Adjusted ROE between 7% and 9%, the company performance bonus would be pro-rated between 0% and 100% of the target company performance bonus;
•	For Adjusted ROE between 9% and 11%, 100% of target company performance bonus would be paid; and
•	For Adjusted ROE in excess of 11%, the company performance bonus would be increased by an amount such that the total target bonus would increase by one-third for every 1% increase in Adjusted ROE above 11%, subject to the maximum total bonus amounts described below.
•	Because total bonus is used in the formula described in the immediately preceding bullet point, solely for the purpose of calculating the increase in company performance bonus in accordance with the described formula, an individual performance bonus equal to 100% of the target for the individual performance bonus is assumed (although it would not affect the calculation of his or her company performance bonus, an executive officer may, in fact, be awarded an individual performance bonus of more or less than 100% of the target for his or her individual performance bonus).

Using a formula for 2011 that results in a pro-rated portion of the company performance bonus being earned for Adjusted ROE between 7% and 9% was determined as appropriate by the Committee to reward good financial performance below the target level; and continuing to maintain a formula for 2011 that results in a company performance bonus in excess of target for Adjusted ROE above 11% was determined as appropriate by the Committee to reward financial performance that exceeded the target threshold.

In addition, in November 2010, the Committee determined, after discussion with Cook & Co., that the target bonus percentages (which are percentages of base salary) for 2011 for Mr. Hughes, Mr. Nicholas, Mr. Chisholm, and Mr. Isbrandtsen would remain the same as the percentages in place with respect to each of them as of year-end 2010 and that Ms. Merdian’s target bonus percentage for 2011 would be increased from 75% of her base salary to 100% of her base salary to respond to an increase in the market-based benchmark for her position.

The Committee also determined during the first quarter of 2011 that individual performance in 2011 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Paid for 2011 — Individual Performance Component of Annual Bonuses Awarded for 2011.” As in past years, during 2011 these individual factors and goals were subject to adjustment if circumstances warranted, at the discretion of the Committee.

The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2011 would continue to be $5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

The table below sets forth the 2011 target annual bonuses that were established for each NEO assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of these target annual bonus amounts.

NEO	2011 Base Salary	2011 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2011 Target Annual Bonus ($)	Individual Performance Component of 2011 Target Annual Bonus ($)	Total 2011 Target Annual Bonus ($)
Mr. Hughes	$700,000	165%	$866,250	$288,750	$1,155,000
Mr. Nicholas	$500,000	150%	$562,500	$187,500	$750,000
Ms. Merdian	$400,000	100%	$300,000	$100,000	$400,000
Mr. Chisholm	$400,000	100%	$300,000	$100,000	$400,000
Mr. Isbrandtsen	$400,000	100%	$300,000	$100,000	$400,000

Form of Payment of 2011 Performance-Based Annual Bonuses.

At its meeting in March 2011, the Committee also decided, after consultation with Cook & Co., that performance-based annual bonuses paid to NEOs for 2011 that exceeded $250,000 would not be paid fully in cash, but would instead be paid in part in the form of vested DSUs with a mandatory three-year holding period. Payment for annual bonus amounts in this manner exposes a greater portion of NEOs’ annual bonuses to the future financial performance of Redwood, which the Committee believes results in a greater alignment of executive and stockholder interests.

The following table sets forth the step function that determines the amount of any NEO’s 2011 annual bonus that would be paid in the form of vested DSUs with a mandatory three-year holding period and illustrates that, as the value of an NEO’s annual bonus increases, an increasingly smaller percentage of that bonus is paid in cash.

Incremental Annual Bonus Amount ($)			Form of Payment of Incremental Annual Bonus Amount
			Cash	DSUs(1)
$ —	to	$250,000	100%	0%
$ 250,000	to	$500,000	60%	40%
$ 500,000	to	$1,000,000	55%	45%
$ 1,000,000	to	$1,500,000	50%	50%
$ 1,500,000	to	$2,000,000	45%	55%
$ 2,000,000	to	$5,000,000	40%	60%

(1)	As noted above, these DSUs would be vested at grant, but subject to a mandatory three-year holding period.

Performance-Based Annual Bonuses Paid for 2011

In 2011, the Company’s Adjusted ROE was 2.8%, which was below the initial performance threshold of 7% Adjusted ROE established by the Committee for 2011, as described above under “2011 Performance-Based Annual Bonus Compensation.” As a result, no company performance component of performance-based annual bonuses was paid to NEOs for 2011 and performance-based annual bonuses for NEOs for 2011 consisted solely of the individual performance component of annual bonuses. A further discussion of the Committee’s process for determining each of these components is set forth below.

As described above, Adjusted ROE is defined as income determined in accordance with GAAP divided by average core equity. Average core equity is defined as average GAAP equity excluding unrealized mark-to-market adjustments as reflected in accumulated other comprehensive income (loss).

Company Performance Component of 2011 Annual Bonuses.  Under the company performance bonus formula that was established by the Committee at the beginning of 2011, which is described above under “2011 Performance-Based Annual Bonus Compensation,” Adjusted ROE for 2011 was 2.8%, which was below the initial performance threshold of 7% Adjusted ROE established by the Committee for 2011. Accordingly, no company performance component of annual bonuses was paid to any NEO for 2011. The table below shows the target amount of this component of annual bonus for each NEO for 2011 and also indicates, as noted above, that none of those target amounts were paid.

NEO	Company Performance Component of 2011 Target Annual Bonus ($)	% of Company Performance Component Paid	2011 Company Performance Component of Annual Bonus Paid ($)
Mr. Hughes	$866,250	0%	$0
Mr. Nicholas	$562,500	0%	$0
Ms. Merdian	$300,000	0%	$0
Mr. Chisholm	$300,000	0%	$0
Mr. Isbrandtsen	$300,000	0%	$0

Individual Performance Component of 2011 Annual Bonuses.  For 2011, the individual performance components of annual bonuses were determined after a review of the individual achievements of each NEO and his or her individual contribution to the collective achievements of the senior management team, as well as a review of competitive considerations. The Committee’s review of individual performance included a review of each NEO’s self-assessment, the joint assessment by Mr. Hughes and Mr. Nicholas of the other NEOs (all of whom report directly to them), and input from Cook & Co. Among other factors, the Committee considered each of the company-wide goals noted below that the Committee had previously determined would be reviewed in assessing individual performance for 2011. With respect to each of these goals, the Committee noted various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment

(presented in italics after each listed factor). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive review.

•	Goal: Expand Redwood’s Sequoia securitization platform — the Committee evaluated achievement of this goal in the context of various factors, including that during 2011 Redwood executed the only two private-sector securitizations of newly originated residential mortgages, Redwood entered into master loan purchase agreements with more than twenty residential mortgage originators through which Redwood can acquire mortgage loans for securitization, Redwood established contractual relationships with mortgage loan servicers that enable it to acquire mortgage loans from originators that do not service securitized loans, and Redwood improved its operational and information-technology infrastructure to enable it to further scale its securitization platform.
•	Goal: Appropriately manage Redwood’s securities investments and associated risks — the Committee evaluated achievement of this goal in the context of various factors, including that during 2011 Redwood was able to acquire $129 million of residential mortgage-backed securities issued by third parties for its investment portfolio, Redwood executed a re-securitization transaction in July 2011 to permanently finance a portfolio of these securities, and, through appropriate management reporting, Redwood consistently monitored the risk profile of its securities investments.
•	Goal: Develop Redwood’s commercial real estate lending platform — the Committee evaluated achievement of this goal in the context of various factors, including that during 2011 Redwood’s commercial real estate lending platform become a recognized lender in the marketplace, established relationships with first mortgage lenders that will enhance its platform, established a significant number of correspondent/broker relationships, and originated a portfolio of $128 million of mezzanine loans and investments.
•	Goal: Be recognized as a leader in re-establishing the residential mortgage securitization market — the Committee evaluated achievement of this goal in the context of various factors, including that during 2011 Redwood’s residential mortgage securitization transactions were recognized as establishing new standards for the industry and marketplace, Redwood executives met regularly with Federal policymakers regarding mortgage finance and securitization reforms and initiatives, Redwood’s Chief Executive Officer provided input on regulatory and market reforms through testimony to Congressional and Senate Committees or Sub-Committees on four separate occasions, and Redwood provided commentary and input on various regulatory initiatives and business initiatives of Federal policymakers and government-sponsored enterprises relating to housing finance and securitization reform.
•	Goal: Manage operations and expenses appropriately — the Committee evaluated achievement of this goal in the context of various factors, including that during 2011 Redwood’s operations were carried out efficiently and additional operational resources were added only as expected to respond to increased business activity and operational expense was managed well and overall operational expense of $48 million was in-line with budgeted amounts.

Based on the above-described review of each NEO’s individual achievements and their contribution to the collective achievements of the executive team, the Committee determined the individual performance component of annual bonuses for each NEO for 2011, each of which is set forth in the table below, together with the target amount of such component and the percentage of that target amount that was paid (or, in the case of a portion of Mr. Hughes’ 2011 individual performance bonus, granted in the form of deferred stock units) on February 28, 2012.

NEO	Individual Performance Component of 2011 Target Annual Bonus ($)	% of Individual Performance Component Paid/ Granted	2011 Individual Performance Component of Annual Bonus Paid/Granted ($)
Mr. Hughes	$288,750	100%	$288,750	(1)
Mr. Nicholas	$187,500	100%	$187,500

NEO	Individual Performance Component of 2011 Target Annual Bonus ($)	% of Individual Performance Component Paid/ Granted	2011 Individual Performance Component of Annual Bonus Paid/Granted ($)
Ms. Merdian	$100,000	100%	$100,000
Mr. Chisholm	$100,000	150%	$150,000
Mr. Isbrandtsen	$100,000	100%	$100,000

(1)	In accordance with the step function described above under “Form of Payment of 2011 Performance-Based Annual Bonuses,” $15,500 of Mr. Hughes’ 2011 individual performance component of annual bonus was delivered in the form of a grant of vested DSUs with a mandatory three-year holding period.

2011 Long-Term Equity-Based Awards

As discussed above, equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to the management, growth, and profitability of Redwood are eligible to receive long-term equity-based awards. The Committee, in consultation with Cook & Co., determines guidelines and procedures for the issuance of those awards to NEOs. Awards are made based upon a number of factors, including the NEO’s position, responsibilities, and total compensation level, individual and Redwood financial performance, and market-based benchmarks for each NEO. The Committee also takes into consideration past awards and outstanding awards.

The Committee’s normal practice is to make long-term equity-based awards to the NEOs (and to other executives and employees) at the regularly scheduled fourth quarter meeting of the Committee (which for 2011 occurred on December 7, 2011). The date of this meeting was determined more than six months in advance as part of the normal process for scheduling Board of Directors and Committee meetings. On December 7, 2011, the Compensation Committee made 2011 year-end long-term equity-based awards to NEOs in two forms: deferred stock units (DSUs) and performance stock units (PSUs). The terms of each of these two types of awards are summarized below.

•	The DSUs granted on December 7, 2011 will vest over four years, with 25% of each award vesting on January 1, 2013, and an additional 6.25% vesting on the first day of each subsequent quarter, with full vesting on January 1, 2016. The shares of Redwood common stock underlying these DSUs will be distributed to the award recipients on May 1, 2016, unless distribution is electively deferred by a recipient under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each NEO was determined based on a dollar amount for each award divided by the closing price of the Redwood’s common stock on the NYSE on the trading day immediately prior to grant.

The terms of the DSUs granted on December 7, 2011 are generally consistent with the terms of the 2010 long-term equity-based awards made to NEOs in November 2010 and are established under a deferred stock unit award agreement and Redwood’s 2002 Incentive Plan, which terms include provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control.

•	The PSUs granted on December 7, 2011 are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 6, 2014) based on three-year cumulative (not annualized) total stockholder return (TSR), as follows:
º	If three-year cumulative TSR is negative, then 0% of the PSUs will vest;
º	If three-year cumulative TSR is 25%, then 100% of the PSUs will vest;
•	If three-year cumulative TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;
º	If three-year cumulative TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and
•	If three-year cumulative TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, (i) “three-year cumulative TSR” is defined as the percentage by which the Per Share Price (defined below) as of December 6, 2014 has increased or decreased, as applicable, relative to the Per Share Price as of December 7, 2011 (which was $10.30), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends paid on a share of Redwood common stock during such three-year period were reinvested in Redwood common stock on the applicable dividend payment dates, and (ii) “Per Share Price” is defined, as of any date, as the average of the closing prices of a share of Redwood common stock on the NYSE during the twenty (20) consecutive trading days ending on the trading day prior to such date. The TSR performance thresholds for determining whether 0%, 100%, or 200% (or some other percentage in between those levels) of the underlying shares of Redwood common stock will vest were determined by the Committee based on a 25% cumulative TSR over three years being an attractive level of total stockholder return for investors, with the minimum and maximum vesting thresholds also reflecting an appropriate level of vesting for the related level of cumulative TSR over the three year period.

Subject to vesting, the shares of Redwood common stock underlying these PSUs will be distributed to the recipients on May 1, 2015, unless distribution is electively deferred by a recipient under the terms of the Redwood’s Executive Deferred Compensation Plan. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs. At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates. After the vesting of these PSUs in December 2014 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend during that period.

The terms of the PSUs granted on December 7, 2011 are established under a performance stock unit award agreement and Redwood’s 2002 Incentive Plan, which terms include provisions relating to forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control.

An example of how vesting of the PSUs granted on December 7, 2011 could occur is set forth in the bullet points below:

•	Assume for purposes of this example that a recipient had received a PSU grant on December 7, 2011 with a target number of 10,000 PSUs and that the Per Share Price as of December 6, 2014 was $10.30 (i.e., unchanged from the Per Share Price on the grant date of the PSUs); and
•	Assume for purposes of this example that a quarterly dividend of $0.25 per share of Redwood common stock was maintained over the three-year vesting period for these PSUs and that the price for Redwood common stock on each dividend payment date during this period was $10.30.
•	Under the above assumptions, “three-year cumulative TSR” over the three-year vesting period would be 29.13%, with the result that 13,886 underlying shares of Redwood common stock would vest on December 6, 2014. The calculation of the vesting of underlying shares is set forth in the following two bullet points:
•	as noted above, dividends paid during the vesting period would be reflected by adjusting the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that would have been acquired during the vesting period had all such dividends been reinvested in additional shares on the applicable dividend payment dates (i.e., the target number of PSUs granted in this example would be adjusted by 3,335 (from 10,000 to 13,335)); and
•	based on a 29.13% three-year cumulative TSR, 104.13% of the adjusted 13,335 target number of PSUs granted would vest (i.e., 13,886 underlying shares of Redwood common stock would vest on December 6, 2014).

The long-term equity-based awards granted to NEOs in the fourth quarter of 2011 were determined by the Committee after receiving input from Cook & Co., with each award being determined based on the Committee’s philosophy that the grant date value of these long-term equity-based awards should approximate the 75th percentile relative to the marked-based benchmark for this component of compensation. The 2011 long-term equity-based awards granted to NEOs are consistent with the Committee’s performance-based compensation philosophy and the Committee believes that the awards reinforce the linkage between the interests of Redwood’s NEO and its long-term stockholders by encouraging ownership of Redwood stock by executives and employees and rewarding stockholder value creation.

The number and grant date fair value of DSUs and PSUs comprising the 2011 long-term equity-based awards granted to each NEO are set forth in the table below:

	Deferred Stock Units		Performance Stock Units
NEO(1)	#	Aggregate Grant Date Fair Value(1)	#	Aggregate Grant Date Fair Value(2)
Mr. Hughes	108,055	$1,137,819	108,055	$1,062,181
Mr. Nicholas	77,358	$814,580	77,358	$760,429
Ms. Merdian	27,014	$284,457	27,014	$265,548
Mr. Chisholm	34,381	$362,032	34,381	$337,965
Mr. Isbrandtsen	29,470	$310,319	29,470	$289,690

(1)	Redwood’s NEOs for 2011 account for five of the 77 employees of Redwood as of December 31, 2011.
(2)	Determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.

DSUs awarded in 2011 have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend. The value of dividend equivalent rights was taken into account in establishing the grant date fair value of these DSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, current dividend equivalent right payments are not considered part of the compensation reported above in the table of non-employee director compensation under “Director Compensation” or below in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation.”

Mandatory Holding Periods for 2011 Long-Term Equity-Based Awards

DSUs Granted in December 2011.  The long-term equity-based awards granted to NEOs in December 2011 that were in the form of DSUs have the four-year vesting schedule described above under “2011 Long-Term Equity-Based Awards.” Notwithstanding this vesting schedule, the NEOs are subject to a mandatory holding period with respect to all shares underlying the DSU awards made in December 2011 that vest prior to the distribution date. Consequently, assuming continued employment of the NEOs receiving those awards, the earliest these DSU awards will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2016.

PSUs Granted in December 2011.  The long-term equity grants made to NEOs in December 2011 that were in the form of PSUs have the three-year cliff vesting schedule described above under “2011 Long-Term Equity-Based Awards.” Notwithstanding this vesting schedule, the NEOs are subject to a mandatory holding period with respect to all shares underlying the PSU awards made in December 2011 that vest prior to the distribution date. Consequently, assuming continued employment of the NEOs receiving these awards, if any of these PSUs vest, the earliest these PSUs will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2015.

DSUs Granted in February 2012.  As previously noted, in accordance with the step function described above under “Form of Payment of 2011 Performance-Based Annual Bonuses,” $15,500 of Mr. Hughes’ 2011 annual bonus was paid in the form of vested DSUs with a mandatory three-year holding period. Consequently, the earliest these DSU awards will be distributed to Mr. Hughes in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2015.

Executive Stock Ownership Guidelines; Hedging of Shares Held by Executives Not Permitted

As described on page 7 of this Proxy Statement, the Committee has established executive stock ownership guidelines with respect to Redwood’s executive officers. These guidelines are summarized below and the Committee believes that they reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by requiring ownership of Redwood stock by executives and rewarding stockholder value creation.

•	Each executive officer is required to own stock with a value at least equal to (i) five times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved); and
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans.

For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held and, as of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these guidelines either because he or she owned the requisite number of shares or because he or she was within the time period during which the executive is permitted to attain the required level of ownership.

In addition, under Redwood’s Insider Trading Policy, Redwood’s executive officers may not engage in any of the following hedging or other transactions with respect to their ownership of Redwood common stock, each of which types of transaction the Committee believes would be inconsistent with the purposes and intent of the executive stock ownership guidelines:

•	Prohibition on Short Sales of Redwood Securities. Engaging in a short sale of common stock or other securities issued by Redwood is not permitted.
•	Prohibition on Use of Publicly-Traded Options and Derivatives or Other Transactions for Hedging Ownership of Redwood Securities. Transactions in publicly traded options or derivatives that reference Redwood’s common stock or other Redwood securities are not permitted. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are not permitted. Similarly, hedging or monetization transactions are not permitted.

Compensation Determinations Relating to 2012

In accordance with its normal practice, at meetings in December 2011, January 2012, and March 2012, the Committee made certain decisions relating to NEO compensation for 2012, as further described below.

2012 Base Salaries.  In accordance with its above-described policy and practice relating to establishing base salaries (see “2011 Base Salaries” above), the Committee reviewed the base salaries of the NEOs for 2012. This review was made after consultation with Cook & Co. and after review of the marked-based benchmark for this component of compensation, analysis of the type described above under “Compensation Benchmarking for 2011,” and consideration of the competitive levels necessary for executive retention. As a result of this review, for 2012:

•	the salary for Mr. Hughes remained at its year-end 2010 level of $700,000;
•	the salary for Mr. Nicholas remained at its 2007 level of $500,000;
•	the salary for Ms. Merdian remained at its 2010 level of $400,000;
•	the salary for Mr. Chisholm was increased to $475,000 from its 2011 level of $400,000; and
•	the salary for Mr. Isbrandtsen remained at its 2010 level of $400,000.

The Committee retains the discretion to make adjustments to these base salaries prior to its annual year-end review in December 2012, although it does not currently contemplate any such intra-year adjustments.

2012 Targets for Performance-Based Annual Bonuses.  The Committee also made two determinations regarding 2012 targets for performance-based annual bonuses for NEOs. First, the Committee determined, after consultation with Cook & Co., that 2012 target annual bonuses for each of these NEOs would continue to be weighted 75% on Redwood company performance (i.e., Adjusted ROE) and 25% on individual performance metrics. Second, in accordance with its above-described policy and practice relating to establishing target annual bonuses (see “2011 Performance-Based Annual Bonus Compensation” above), and after consultation with Cook & Co. and consideration of the competitive levels necessary for executive retention, the Committee determined 2012 target annual bonus amounts for each of the NEOs, which target amounts are expressed as a percentage of base salary.

The table below sets forth the 2012 target annual bonuses (expressed both as a percentage of base salary and in dollars) for each of the NEOs assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of the 2011 target annual bonus and a comparison to target annual bonuses for 2011.

NEO	2012 Base Salary	2012 Target Annual Bonus (%)	Change from Total 2011 Target Annual Bonus Percentage (%)(1)	Company Performance Component of 2012 Target Annual Bonus ($)(2)	Individual Performance Component of 2012 Target Annual Bonus ($)(2)	Total 2012 Target Annual Bonus ($)(2)
Mr. Hughes	$700,000	175%	6%	$918,750	$306,250	$1,225,000
Mr. Nicholas	$500,000	160%	7%	$600,000	$200,000	$800,000
Ms. Merdian	$400,000	100%	0%	$300,000	$100,000	$400,000
Mr. Chisholm	$475,000	125%	25%	$445,313	$148,437	$593,750
Mr. Isbrandtsen	$400,000	100%	0%	$300,000	$100,000	$400,000

(1)	Amounts set forth in the table under “Change from Total 2011 Target Annual Bonus (%)” reflect the increase, if any, in 2012 Target Annual Bonus % from the 2011 Target Annual Bonus %.
(2)	As described below under “Form of Payment of 2012 Performance-Based Annual Bonuses,” annual bonuses paid to NEOs for 2012 that exceed $250,000 will not be paid fully in cash, but will instead be paid in part in the form of vested DSUs with a mandatory three-year holding period, based on a step function that provides that as the value of an NEO’s 2012 annual bonus increases, an increasingly smaller percentage of that bonus will be paid in cash.

In addition, as was the case in 2011, the Committee determined that the maximum sum of the two annual bonus components (i.e., the maximum total annual bonus) in 2012 will continue to be $5 million for each of Mr. Hughes and Mr. Nicholas, and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

Form of Payment of 2012 Performance-Based Annual Bonuses.  The Committee also determined, after consultation with Cook & Co., to continue the practice it had adopted for 2011 relating to the form of payment of annual bonuses to NEOs. Accordingly, annual bonuses paid to NEOs for 2012 that exceed $250,000 will not be paid fully in cash, but will instead be paid in part in the form of vested DSUs with a mandatory three-year holding period in accordance with the step function (and related table) described and set forth above under “Form of Payment of 2011 Performance-Based Annual Bonuses.” Payment of annual bonus amounts in this manner has the result that, as the value of an NEO’s annual bonus increases, an increasingly smaller percentage of that bonus is paid in cash. Because this exposes a greater portion of NEOs’ annual bonuses to the future financial performance of Redwood, the Committee believes this practice results in a greater alignment of executive and stockholder interests.

The table below sets forth total 2012 target annual bonus amounts for each NEO and the portions of such target amounts that, if earned, would be paid in cash and vested DSUs with a mandatory three-year holding period as a result of the application of the above-described step function.

NEO	Value of Total 2012 Target Bonus ($)	Portion of Total 2012 Target Bonus That Would be Paid in Cash ($/%)	Portion of Total 2012 Target Bonus That Would be Paid in DSUs(1) ($/%)
Mr. Hughes	$1,225,000	$787,500/(64%)	$437,500/(36%)
Mr. Nicholas	$800,000	$565,000/(71%)	$235,000/(29%)
Ms. Merdian	$400,000	$340,000/(85%)	$60,000/(15%)
Mr. Chisholm	$593,750	$451,563/(76%)	$142,187/(24%)
Mr. Isbrandtsen	$400,000	$340,000/(85%)	$60,000/(15%)

(1)	As noted above, these deferred stock units would be vested at grant, but subject to a mandatory three-year holding period.

Individual Performance Component of 2012 Target Bonus.  The Committee reviewed and approved factors and goals that will be used over the course of 2012 to evaluate each of the NEOs’ individual performance in 2012 and which will be used at the end of 2012 as a basis for the Committee’s individual performance bonus determinations. As in past years, during 2012 these individual factors and goals will be subject to adjustment should circumstances warrant at the discretion of the Committee. The Committee also determined that for 2012 the individual performance component of the bonus could be earned up to 200% of the target amount for that component depending on the Committee’s assessment of individual performance, subject to adjustment when circumstances warrant at the discretion of the Committee.

Company Performance Component of 2012 Target Bonus.  The Committee made the following determinations with respect to company performance bonus formula for use in 2012 for NEOs:

•	Consistent with the methodology it established for 2011, for 2012 the target performance threshold (i.e., the level of company performance at which the target company performance bonus will be paid) will be Adjusted ROE equal to a risk-free rate plus an incremental premium.
•	The risk-free rate will equal the average interest rate during the prior two calendar years for five-year U.S. Treasury obligations, which average interest rate was 1.75% (after rounding to the nearest 0.25%), subject to adjustment when circumstances warrant at the discretion of the Committee. A five-year risk-free interest rate was used because it generally corresponds to the weighted average duration of investments historically made by Redwood.
•	The incremental premium will be 6%, subject to adjustment when circumstances warrant at the discretion of the Committee. This incremental premium was determined by the Committee after a review of various factors, including market rates for real estate-related debt obligations and Redwood’s business model. The use of a 6% incremental premium is intended to provide executives with an incentive to achieve attractive investment returns for Redwood (and align the interests of executives and shareholders in seeking this level of return), without exposing Redwood to inappropriate risk.
•	No company performance bonus will be paid if Adjusted ROE is 4% less than the target performance threshold (or lower), subject to adjustment when circumstances warrant at the discretion of the Committee.
•	Company performance bonuses in excess of the target for those bonus amounts will not be paid unless Adjusted ROE is more than 1% above the target company performance threshold.
º	As noted above, each NEO is subject to a maximum total bonus for 2012.

As a result of the Committee’s determinations, including those described above, the company performance bonus formula for use in 2012 for NEOs will be as follows:

•	For Adjusted ROE of less than or equal to 3.75%, no company performance bonus would be paid;
•	For Adjusted ROE between 3.75% and 7.75%, the company performance bonus would be pro-rated between 0% and 100% of the target company performance bonus;
•	For Adjusted ROE between 7.75% and 8.75%, 100% of target company performance bonus would be paid; and
•	For Adjusted ROE in excess of 8.75%:
•	if Adjusted ROE is less than or equal to 20%, the company performance bonus would be increased by a pro-rated amount such that total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%;
•	if Adjusted ROE is greater than 20%, the company performance bonus for an NEO would be increased by an amount such that total annual bonus would increase by one-third of the total target bonus for that NEO for every 1% increase in Adjusted ROE above 8.75% Adjusted ROE; and
•	because total annual bonus is used in the formulas described in the two immediately preceding bullet points, solely for the purpose of calculating the increase in company performance bonus in accordance with the described formulas, an individual performance bonus equal to 100% of the target for the individual performance bonus is assumed (although it would not affect the calculation of his or her company performance bonus, an executive officer may, in fact, be awarded an individual performance bonus of more or less than 100% of the target for his or her individual performance bonus).

Using a formula that resulted in a pro-rated portion of the company performance bonus being earned for Adjusted ROE between the target performance threshold and 4% below that threshold was determined as appropriate to reward good financial performance below the target level; and continuing to maintain a formula that resulted in a company performance bonus in excess of target for Adjusted ROE above 8.75% was determined as appropriate to reward financial performance that exceeded the target threshold. As in past years, during 2012, the company performance bonus formula will be subject to adjustment when circumstances warrant at the discretion of the Committee.

Deferred Compensation

Under Redwood’s Executive Deferred Compensation Plan, executive officers may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on DSUs, options, and vested PSUs and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the Plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted to executives under the Incentive Plan are automatically deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the executive at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the executive’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon the executive’s deferral elections. Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts to the recipients (in cash or in shares of common stock) on the deferral date. The ability of recipients to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for Redwood’s use at a cost that is generally below Redwood’s normal cost of capital.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and the 401(k) Plan (discussed below) are limited to 6% of the participant’s base salary. Vesting of the matching payments is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching payments. Employees are fully vested in all prior and all new matching payments after six years of employment. Redwood believes the Executive Deferred Compensation Plan provides for, among other things, a vehicle for Redwood’s executives to plan for retirement and for tax planning.

Employee Stock Purchase Plan

Redwood offers all eligible employees the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of Redwood’s common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment.

401(k) Plan and Other Matching Contributions

Redwood offers a tax-qualified 401(k) Plan to all employees for retirement savings. Under this Plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2011, was $16,500 for those under 50 years of age and $22,000 for those 50 years of age or older). Contributions can be invested in a diversified selection of publicly-traded mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, Redwood also provides a matching contribution of 50% of employees’ 401(k) Plan contributions, provided that matching contributions to the 401(k) Plan are limited to the lesser of 4% of an employee’s cash compensation and, in 2011, $8,250. Vesting of the 401(k) Plan matching contributions is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching contributions. Employees are fully vested in all prior and all new matching contributions after six years of employment.

As noted above, Redwood also matches up to 50% of cash compensation deferred by participants in its Executive Deferred Compensation Plan. Total matching payments made by Redwood to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) Plan) are limited to 6% of the participant’s base salary.

There are no other retirement or pension plans at Redwood.

Other Benefits

In addition to cash compensation and equity-based awards, Redwood currently provides all employees with certain other benefits consisting of: medical, dental, vision, disability, and life insurance, a salary continuation program, an employee assistance program, and a flexible spending accounting program. The provision of these types of benefits is important in attracting and retaining employees. During 2011, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

Severance and Change of Control Arrangements

Prior to 2006, two of Redwood’s NEOs, Mr. Hughes and Mr. Nicholas, entered into employment agreements with Redwood, each of which provided for severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” Similarly, prior to 2006, another executive officer, Mr. Harold F. Zagunis entered into an employment agreement with Redwood, which also provided for severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” These employment agreements also provide for payments and vesting of stock options and other equity-related awards in the event of the executive’s death or disability. In the event of a “change of control” in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable. These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

The various levels of post-termination benefits for each of Mr. Hughes, Mr. Nicholas, and Mr. Zagunis were determined by the Committee to be appropriate for the individual based on that executive’s duties and responsibilities with Redwood and were the result of arms-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The different levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of these severance and change of control arrangements are described in more detail below under “Other Compensation Matters — Potential Payments upon Termination or Change of Control.” No other executive officer of Redwood is currently party to an employment agreement that provides for severance payments in the event of the termination of the executive’s employment or in the event of a change of control, although the award agreements for DSUs and PSUs granted to executive officers provide for full vesting of the DSUs or PSUs granted in the event of death or disability, and, in the case of PSUs, partial vesting of the PSUs granted in the event of a termination without cause.

The Committee reviews the terms of these employment agreements each year and seeks analysis from Cook & Co. to compare the terms of these agreements to competitive benchmarks. The Committee’s use of tally sheets also enables the Committee to analyze the expected payments should any of these agreements become applicable to the termination of an executive’s employment.

Elimination of Excise Tax Gross-Up Provisions From Executive Employment Agreements.  In March 2011, Redwood’s Board of Directors approved an amendment to each of the outstanding employment agreements between an executive officer and Redwood (i.e., to the employment agreements with Mr. Hughes, Mr. Nicholas, and Mr. Zagunis) to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements. Subsequent to this approval, Redwood and each of these executive officers entered into that amendment to these employment agreements. The Committee does not intend to offer excise tax gross-up provisions in any future executive employment agreements.

Tax Considerations

Section 162(m) of the Internal Revenue Code (the Code) limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to Redwood’s chief executive officer and Redwood’s three other most highly compensated executive officers employed at the end of the year other than the chief financial officer. However, certain performance-based compensation that is paid pursuant to a compensation plan that has been approved by stockholders (such as Redwood’s 2002 Incentive Plan) is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of the board of directors that establishes those goals consists only of “outside directors.” All members of the Committee qualify as outside directors.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to award significant amounts of compensation to NEOs that are not fully tax deductible to Redwood because these compensation awards are consistent with its philosophy and are in Redwood’s best interests and that the compensation awards not being fully deductible is not significant enough to Redwood, due to its structure as a REIT, to outweigh these other factors.

Clawback Policy with Respect to Bonus and Incentive Compensation

Redwood has adopted a “clawback” policy with respect to bonus and incentive payments made to executive officers whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the value or benefit of the prior payments made to the executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair Richard D. Baum Thomas C. Brown Mariann Byerwalter Jeffrey T. Pero

Executive Compensation Tables

Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2011, 2010, and 2009. Titles shown in the table are those held by the executive officer on December 31, 2011.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)		Option Awards	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Martin S. Hughes, President and Chief Executive Officer	2011	$700,000	$2,215,500	(3)	—	$273,250	$42,000	$3,230,750
	2010	$624,680	$2,775,000		—	$1,165,109	$30,000	$4,594,789
	2009	$500,000	$2,229,218		—	$695,738	$30,000	$3,454,956
Brett D. Nicholas, Chief Operating Officer and Chief Investment Officer	2011	$500,000	$1,575,009		—	$187,500	$30,000	$2,292,509
	2010	$500,000	$1,600,000		—	$871,819	$30,000	$3,001,819
	2009	$500,000	$2,229,218		—	$695,738	$30,000	$3,454,956
Diane L. Merdian, Former Chief Financial Officer(6)	2011	$400,000	$550,005		—	$100,000	$14,250	$1,064,255
	2010	$297,179	$1,025,000		—	$264,658	$224,000	$1,810,837
Scott M. Chisholm Managing Director	2011	$400,000	$699,997		—	$150,000	$8,250	$1,258,247
	2010	$400,000	$525,000		—	$348,728	$115,094	$1,388,822
	2009	$112,308	$500,000		—	$109,784	$100,750	$822,842
John H. Isbrandtsen, Managing Director	2011	$400,000	$600,009		—	$100,000	$24,000	$1,124,009
	2010	$400,000	$600,000		—	$464,970	$24,000	$1,488,970
	2009	$270,000	$500,000		—	$351,911	$16,200	$1,138,111

(1)	All NEOs were paid their annualized salaries in 2011. Ms. Merdian joined the company in 2010 and was paid a proration of her annualized salary of $400,000 from her hire date in April 2010 through December 31, 2010. Mr. Chisholm joined the company in 2009 and was paid a proration of his annualized salary of $400,000 from his hire date in September 2009 through December 31, 2009.
(2)	Represents the grant date fair value of stock units awarded determined in accordance with FASB Accounting Standards Codification Topic 718. For 2011, our NEOs received grants of deferred stock units and performance stock units on December 7, 2011. The deferred stock units and performance stock units were granted with the grant date fair values of $10.53, and $9.83 per share, respectively. Please refer to the “Grant of Plan-Based Awards” table for the number of units granted along with the vesting and performance criteria for each grant.
(3)	In addition to $2.2 million grant date fair value of long term incentive awards received on December 7, 2011 as described in footnote (2) above, Mr. Hughes also received an award of deferred stock units with a grant date fair value of $15,500 on February 28, 2012. This represents the amount exceeding $250,000 for performance-based annual bonuses which was not paid fully in cash, but instead awarded as immediately vested deferred stock units according to the step function, with a mandatory three-year holding period. For more details on the step function calculation please refer to “Executive Compensation — Compensation Discussion and Analysis — Form of Payment of 2011 Performance-Based Annual Bonuses.”
(4)	These amounts are cash awards for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the next following fiscal year). As with prior years, 2011 annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. For 2011, none of the executives received the Adjusted ROE component of the Bonus but earned 100% of their individual goals component. For details, please refer to “Executive Compensation — Compensation Discussion and Analysis — Company Performance Component of 2011 Annual Bonuses”

(5)	Represents matching contributions to our 401(k) Plan and our Executive Deferred Compensation Plan. For further details, please refer to “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation” and “— 401(k) Plan and Other Matching Contribution”. In 2009, Mr. Chisholm was granted a relocation and transition expense allowance of $200,000 which was paid in two $100,000 installments in 2009 and 2010.
(6)	As previously announced, effective March 9, 2012, Ms. Merdian ceased employment with Redwood.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to the NEOs in 2011 under Redwood’s performance-based compensation plan as well as actual equity-related grants made in 2011 under Redwood’s Incentive Plan. Actual payouts for performance in 2011 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2011 Performance-Based Annual Bonus Compensation,” 2011 annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. The individual component may be earned up to 100% of target. There is no cap on the amount that may be earned with respect to the Adjusted ROE component, subject to an overall maximum 2011 annual total incentive award of $5 million for Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs.

In 2011, Redwood implemented a step function for performance-based annual bonuses paid to NEOs. Any amounts that exceeded $250,000 would not be paid fully in cash, but would instead be paid in part in the form of vested DSUs with a mandatory three-year holding period. For further details regarding the step function, please refer to “Executive Compensation — Compensation Discussion and Analysis — Form of Payment of 2011 Performance-Based Annual Bonuses.”

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(10)	Grant Date Fair Value of Stock and Option Awards ($)(10)
Name	Type of Award(1)	Grant Date		Approval Date	Threshold(5)	Target(6)	Maximum(7)	Threshold	Target(8)	Maximum(9)
Martin S. Hughes	—	—			—	$752,500	$2,350,000	—	39,538	260,314	—	—
	DSU	12/7/2011	(2)		—	—	—	—	—	—	108,055	$1,137,819
	DSU	2/28/2012	(3)		—	—	—	—	—	—	1,292	$15,500
	PSU	12/7/2011	(4)		—	—	—	—	108,055	216,110	108,055	$1,062,181
Brett D. Nicholas	—	—			—	$537,500	$2,350,000	—	20,874	260,314	—	—
	DSU	12/7/2011	(2)		—	—	—	—	—	—	77,358	$814,580
	PSU	12/7/2011	(4)		—	—	—	—	77,358	154,716	77,358	$760,429
Diane L. Merdian	—	—			—	$340,000	$1,150,000	—	5,894	83,497	—	—
	DSU	12/7/2011	(2)		—	—	—	—	—	—	27,014	$284,457
	PSU	12/7/2011	(4)		—	—	—	—	27,014	67,898	27,014	$265,548
Scott M. Chisholm	—	—			—	$340,000	$1,150,000	—	5,894	83,497	—	—
	DSU	12/7/2011	(2)		—	—	—	—	—	—	34,381	$362,032
	PSU	12/7/2011	(4)		—	—	—	—	34,381	68,762	34,381	$337,965
John H. Isbrandtsen	—	—			—	$340,000	$1,150,000	—	5,894	83,497	—	—
	DSU	12/7/2011	(2)		—	—	—	—	—	—	29,470	$310,319
	PSU	12/7/2011	(4)		—	—	—	—	29,470	58,940	29,470	$289,690

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.
(2)	All NEOs received one half of their annual long term incentive grant in the form of deferred stock units in December 7, 2011 with a grant date fair value of $10.53 per share subject to a four year vesting schedule, fully vesting on January 1, 2016. The grants are automatically deferred under Redwood’s Executive Deferred Compensation Plan, with the earliest distribution date on May 1, 2016. For the Form of Deferred Stock Unit Agreement under 2002 Incentive Plan, please refer to Exhibit 10.1 of Redwood’s Current Report on Form 8-K filed with the SEC on December 8, 2011.

(3)	Mr. Hughes also received an award on February 28, 2012, with a grant date fair value of $12.00 per share. This represents the amount exceeding $250,000 for performance-based annual bonuses which was not paid fully in cash, but instead awarded as immediately vested deferred stock units with a mandatory three-year holding period.
(4)	All our NEOs received one half of their annual long-term incentive grant in the form of performance stock units on December 7, 2011, subject to a three year performance period ending on December 7, 2014. The number of award shares which will vest and be credited to the participant’s deferral account on December 7, 2014 will be determined by the company’s cumulative total shareholder return (TSR) according to the following schedule, with prorated vesting and crediting for TSR percentages that fall between those set forth below:

Three-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
25%	100%
125% or greater	200%

For the Form of Performance Stock Unit Agreement under 2002 Incentive Plan, please refer to Exhibit 10.2 of Redwood’s Current Report on Form 8-K filed with the SEC on December 8, 2011. These performance stock units had a grant date fair value of $9.83 per share.

(5)	No company performance-based non-equity incentive plan awards would have been granted for 2011 if Adjusted ROE was less than 7%.
(6)	This represents that cash component of the performance-based annual bonus, which would be paid under the performance-based bonus plan according to the step function assuming that i) the NEO was awarded 100% of the target bonus for individual performance, and ii) Adjusted ROE is 11%. Actual amounts paid for fiscal year 2011 are included in the “Summary Compensation” table.
(7)	This represents the maximum cash component of the performance-based annual bonus which would be paid according to the step function, subject to an overall maximum 2011 annual total incentive award of $5 million for Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs.
(8)	This represents the number of immediately vested deferred stock units component of the performance- based annual bonus, which would be awarded according to the step function, assuming that i) the NEO was awarded 100% of the target bonus for individual performance, and ii) Adjusted ROE is 11%. The number of deferred stock units was calculated using a common stock price of $10.18 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2011). Actual amounts awarded for fiscal year 2011 are included in the “Summary Compensation” table.
(9)	Represents the maximum number of deferred stock units that could have been granted in respect of 2011 under the performance-based bonus plan step function assuming a maximum bonus plan award ($5 million for Mr. Hughes and Mr. Nicholas and $2 million for the other NEOs). The number of deferred stock units was calculated using a common stock price of $10.18 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2011).
(10)	These awards were approved by the Compensation Committee and granted pursuant to Redwood’s Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the trading day immediately prior to the grant date.

Outstanding Equity Awards at Fiscal Year-End

Redwood does not currently award stock options, although new stock options may still be issued under the reload provisions of certain stock options that were granted in prior years. With the exception of options granted under reload provisions, all outstanding stock options were granted prior to 2005.

From 2005 to 2009, equity grants to the NEOs were made solely in the form of deferred stock units. Deferred stock units outstanding receive dividend equivalent rights each time Redwood pays a common stock dividend. In general, the deferred stock units represented in the table below were granted in December, follow a four year vesting schedule, under which 25% vest on January 1 following the first anniversary of the grant, thereafter 6.25% on the first day of each subsequent quarter.

In 2010 and 2011, annual grants were made in the form of deferred stock units and performance stock units which are both reflected in the table below. Deferred stock units are included as unvested stock units in the table below whereas performance stock units are reflected as being unearned as of December 31, 2011.

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2011.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(6)
Martin S. Hughes	—	—	—	369,476	$3,761,266	198,951	$2,025,321
Brett D. Nicholas	9,646	$55.19	12/19/2012	—	—	—	—
	25,000	$52.46	12/10/2013	—	—	—	—
	18,891	$58.23	12/1/2014	—	—	—	—
	—	—	—	260,395	$2,650,821	142,008	$1,445,641
Diane L. Merdian	—	—	—	68,144	$693,706	48,266	$491,348
Scott M. Chisholm	—	—	—	68,048	$692,729	55,808	$568,125
John H. Isbrandtsen	7,500	$52.46	12/10/2013	—	—	—	—
	5,152	$58.23	12/1/2014	—	—	—	—
	—	—	—	75,160	$765,129	53,725	$546,921

(1)	Represents vested stock options outstanding as of December 31, 2011. All outstanding options as of December 31, 2011 are fully vested.
(2)	The option exercise price is based on the closing price of Redwood’s common stock on the NYSE on the day immediately prior to grant.
(3)	Represents unvested deferred stock units as of December 31, 2011.
(4)	Assumes a common stock value of $10.18 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2011).
(5)	Represents unearned performance stock units granted on November 30, 2010 and December 7, 2011. Please refer to “Grants of Plan-Based Awards” table for details.
(6)	Represents market value of unearned performance stock units based on $10.18 (the closing price of Redwood common stock on the NYSE on December 30, 2011.)

Options Exercised and Stock Vested

The following table sets forth information with respect to the options exercised by the NEOs during the fiscal year ended December 31, 2011. The table also shows the value of accumulated deferred stock unit awards that vested during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Martin S. Hughes	—	—	147,349	$2,153,634
Brett D. Nicholas	—	—	111,644	$1,645,520
Diane L. Merdian	—	—	10,173	$145,772
Scott M. Chisholm	—	—	7,458	$105,852
John H. Isbrandtsen	—	—	20,603	$297,324

(1)	The value realized upon exercise is the difference between the option exercise price and the fair market value of Redwood’s stock on the date of exercise, multiplied by the number of shares covered by the option. There were no options exercised in 2011.
(2)	The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date.

Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs other than Mr. Chisholm voluntarily deferred a portion of his or her cash earnings during fiscal year 2011. In addition, deferred stock units awarded were deferred into this plan. Interest accrual in respect of amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood match on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” As of December 31, 2011, all of our NEOs, with the exception of Ms. Merdian and Mr. Chisholm, were fully vested in matching payments made to our Executive Deferred Compensation Plan and 401(k) Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2011.

Name	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)	Aggregate Earnings in 2011 ($)(1)	Aggregate Withdrawals/ Distributions in 2011 ($)	Aggregate Balance at 12/31/2011 ($)(2)
Martin S. Hughes(3)	$2,221,134	$33,750	$9,868	$(447,848)	$2,997,755
Brett D. Nicholas(4)	$1,689,020	$21,750	$6,561	$(494,933)	$2,101,241
Diane L. Merdian(5)	$157,772	$6,000	$2,488	—	$207,826
Scott M. Chisholm(6)	$105,852	$—	$959	—	$174,338
John H. Isbrandtsen(7)	$368,116	$15,750	$3,883	—	$706,194

(1)	Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate as published by the IRS.

(2)	The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $10.18 per share (the closing price of Redwood common stock on the NYSE on December 30, 2011) and the cash balance in Redwood’s Deferred Compensation Plan.
(3)	Mr. Hughes’ contribution included $67,500 in voluntary cash deferrals from his compensation and $2,153,634 as a result of vesting of previously awarded deferred stock units. Mr. Hughes also received a distribution of 24,030 shares of common stock underlying deferred stock units which were previously awarded in 2006.
(4)	Mr. Nicholas’ contribution included $43,500 in voluntary cash deferrals from his compensation and $1,645,520 as a result of vesting of previously awarded deferred stock units. Mr. Nicholas received a distribution of 26,700 shares of common stock underlying deferred stock units which were previously awarded in 2006.
(5)	Ms. Merdian’s contribution included $12,000 in voluntary cash deferrals from her compensation and $145,772 as a result of vesting of previously awarded deferred stock units.
(6)	Mr. Chisholm’s contribution included $105,852 as a result of vesting of previously awarded deferred stock units.
(7)	Mr. Isbrandtsen’s contribution included $70,792 in voluntary cash deferrals from his compensation and $297,324 as a result of vesting of previously awarded deferred stock units.

OTHER COMPENSATION MATTERS

Review of Prior Commitment Regarding Volume of Awards Under Redwood’s 2002 Incentive Plan

In Redwood’s annual proxy statement for its 2010 annual meeting of stockholders, which proxy statement was filed with the SEC on April 2, 2010, the Compensation Committee made a commitment regarding its average annual rate of Incentive Plan usage over the course of the three-year period commencing on May 19, 2010. Each aspect of that commitment is set forth below, along with a review of the Compensation Committee’s satisfaction, to date, of that aspect of the commitment.

Commitment.  Over the course of the three-year period commencing on May 19, 2010, the Compensation Committee will not grant equity awards to officers, employees, and non-employee directors, in the aggregate, at an average annual rate of Incentive Plan usage greater than 2% of the number of shares of our common stock that the Compensation Committee believes will be outstanding over that three-year period.

For purposes of calculating the average rate of Incentive Plan usage during any period, (i) performance-based equity awards are counted toward Incentive Plan usage during the period when they are delivered to, and freely transferable by, the recipient following vesting and any mandatory holding period, (ii) equity awards denominated in shares of common stock (such as deferred stock unit awards and restricted stock awards) will count as 1.5 awards per share of underlying common stock, whereas equity awards in the form of stock options will count as one award per option, and (iii) outstanding shares will be calculated using weighted-average shares outstanding over the period.

In satisfaction of this aspect of the commitment, (i) the average annual rate of Incentive Plan usage during the period of May 19, 2010 through May 18, 2011 was 0.90% of shares of common stock outstanding and (ii) based on an estimate of shares expected to be granted between the date of this Proxy Statement and May 18, 2012, the average annual rate of Incentive Plan usage during the period of May 19, 2011 through May 18, 2012 is expected to be 1.29% of shares of common stock outstanding. The tables set forth below show the actual and estimated Incentive Plan usage during these periods and the calculation of the annual rate of usage over these periods.

Commitment.  The Compensation Committee will disclose to stockholders in a separate table within its annual proxy statement the average rate of Incentive Plan usage for (i) each 12 month period beginning on May 19, 2010 or (ii) for any 12 month period that is not complete at the time of the filing of the proxy statement, the shorter period that is complete, supplemented by an estimate of shares expected to be granted between the time of filing and the upcoming May 18.

The separate tables referred to in this aspect of the commitment are set forth below.

Commitment.  If the Compensation Committee determines that this commitment is not consistent with the best interests of Redwood, it will disclose that determination and any related impact on its continued adherence to the commitment.

To date, the Compensation Committee has not determined that this commitment is inconsistent with the best interests of Redwood.

The following tables set forth the average rate of Incentive Plan usage calculated in the manner described above for (i) the 12 month period beginning on May 19, 2010 and ending May 18, 2011 and (ii) the 12 month period beginning on May 19, 2011 and ending May 18, 2012, based on actual Incentive Plan usage for the period beginning on May 19, 2011 and ending on the date of this Proxy Statement and an estimate of Incentive Plan usage for the period between the date of this Proxy Statement and May 18, 2012.

	May 19, 2010 to May 18, 2011 Annual Period
	Number of Equity-Based Awards Granted During Annual Period(1),(2)	Multiplier	Number of Securities Granted for Purposes of Determining Average Annual Rate of Plan Usage
Full Value Awards(3)
Actual	465,643	1.5	698,465
Options(4)	—	1	—
Total	465,643		698,465
Weighted Average Shares Outstanding(5)			77,986,943
Average Annual Rate of Plan Usage			0.90%

(1)	Annual period is the one year period commencing on May 19, 2010 and ending on May 18, 2011.
(2)	Does not include an aggregate of 23,866 deferred stock units that employees and directors elected to receive during the annual period in lieu of cash compensation as a result of voluntary deferrals of compensation under the Redwood Trust, Inc. 2002 Executive Deferred Compensation Plan.
(3)	Includes restricted stock awards and deferred stock units. No performance-based equity awards are included because none were delivered to and became freely transferable by any recipient during this annual period.
(4)	No options were granted during the annual period.
(5)	Weighted average shares outstanding for the period commencing on May 19, 2010 and ending on May 18, 2011 was calculated by taking the sum of shares outstanding on a daily basis during that period and dividing by the number of days in the period.

	May 19, 2011 to May 18, 2012 Annual Period
	Number of Equity-Based Awards Granted During Annual Period(1),(2)	Multiplier	Number of Securities Granted for Purposes of Determining Average Annual Rate of Plan Usage
Full Value Awards(3)
Actual	631,547	1.5	947,321
Estimated(4)	43,750	1.5	65,625
Options(5)	—	1	—
Total	675,297		1,012,946
Weighted Average Shares Outstanding(6)			86,733,730
Average Annual Rate of Plan Usage			1.09%

(1)	Annual period is the one year period commencing on May 19, 2011 and ending on May 18, 2012.
(2)	Does not include an aggregate of 30,688 deferred stock units that employees and directors elected to receive during the annual period in lieu of cash compensation as a result of voluntary deferrals of compensation under the Redwood Trust, Inc. 2002 Executive Deferred Compensation Plan.
(3)	Includes restricted stock awards and deferred stock units. No performance-based equity awards are included because none were delivered to and became freely transferable by any recipient during this annual period.

(4)	An estimate of full value awards to be granted between the date of this Proxy Statement and May 18, 2012, which estimate includes deferred stock units to be issued to non-employee directors in May 2012 as part of those directors’ annual compensation (estimated using an assumed fair market value of $12.00 per share).
(5)	No options were granted during the annual period.
(6)	Weighted average shares outstanding for the period commencing on May 19, 2011 and ending on May 18, 2012 was calculated by taking the sum of shares outstanding on a daily basis during that period and dividing by the number of days in the period. For the purposes of this calculation, actual shares outstanding was used for the period from May 18, 2011 to December 31, 2011 and an estimated 515,600 additional shares outstanding was used during the period from January 1, 2012 to May 18, 2012.

Potential Payments upon Termination or Change of Control

Two of our Named Executive Officers, Mr. Hughes and Mr. Nicholas, and one of our other executive officers, Mr. Zagunis, had, as of December 31, 2011, an employment agreement with Redwood. These employment agreements provide for severance payments and benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party. No other executive officers of Redwood are party to an employment agreement with Redwood.

Each employment agreement provides for the executive to receive severance payments in the event we terminate the executive’s employment without “cause” or the executive terminates for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary to the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason” on December 31, 2011, the aggregate amount of these severance payments would have been equal to:

(i)	in the case of Mr. Hughes, 250% of his base salary plus 150% of his base salary prorated to the date of termination;
(ii)	in the case of Mr. Nicholas, 250% of his 2011 base salary plus 150% of his 2011 base salary prorated to the date of termination; and
(iii)	in the case of Mr. Zagunis, 200% of his base salary, as in effect immediately prior to termination of employment, plus 100% of his 2011 base salary prorated to the date of termination.

In addition, all outstanding stock options and equity-related awards granted to these executives would immediately vest upon either such type of termination. With respect to stock options granted before December 31, 2002, these executives would receive the sum of dividend equivalent rights that would have been payable over the one-year period following termination of employment. Dividend equivalent right payments related to stock options granted to these executives on or after December 31, 2002 would be treated in the same manner, unless the executive’s grant agreements for those stock options provide a different formula for the dividend equivalent right payments. In addition, for the one-year period following termination of employment, these executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The employment agreements provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

As discussed above within “Executive Compensation — Compensation Discussion and Analysis — Severance and Change of Control Arrangements — Elimination of Excise Tax Gross-up Provisions From Executive Employment Agreements,” in February 2011 the employment agreements with these executives were amended to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements. The amendments provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either

(i) be delivered in full, or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Hughes, Mr. Nicholas, and Mr. Zagunis is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Hughes, Mr. Nicholas, and Mr. Zagunis is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute equivalent awards, the executive’s outstanding options and equity-related awards will immediately vest and become exercisable. If the awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination (involuntary without cause or voluntary for good reason).

In addition, in the event of termination due to the executive’s death or disability, the employment agreements provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards.

“Change of control” is defined as the occurrence of any of the following:

(1)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the Code)), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or
(2)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or
(3)	during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or
(4)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

If any of Mr. Hughes, Mr. Nicholas, or Mr. Zagunis had been terminated as of December 31, 2011 either voluntarily with “good reason” or involuntarily without “cause”, the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2011. Any executive officer not entitled to severance benefits is not listed in the table below.

Name	Salary & Target Bonus ($)	Accelerated Vesting of Stock Options and Deferred Stock Units ($)(1)	Dividend Equivalent Rights for Options ($)(2)	Benefits ($)(3)	Excise Tax & Excise Tax Gross Up ($)(4)	Total Payment Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” ($)
Martin S. Hughes(5)	$2,800,000	$3,761,266	—	$34,546	—	$6,595,811
Brett D. Nicholas	$2,000,000	$2,650,821	$43,891	$33,754	—	$4,728,466
Harold F. Zagunis	$1,200,000	$1,003,551	$27,021	$34,546	—	$2,265,118

(1)	The value of acceleration of deferred stock units assumes a common stock price of $10.18 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2011). As there were no unvested stock options as of December 31, 2011, no value was attributable to accelerated vesting of stock options.
(2)	Values were determined by multiplying the number of outstanding options with dividend equivalent rights as of December 31, 2011 by the average quarterly dividend over the prior three fiscal years of $0.25 per share.
(3)	Each of Mr. Hughes, Mr. Nicholas, and Mr. Zagunis are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year after employment.
(4)	As described above and within “Executive Compensation — Compensation Discussion and Analysis — Severance and Change of Control Arrangements — Elimination of Excise Tax Gross-Up Provisions From Executive Employment Agreements,” in March 2011 the employment agreements with these executives were amended to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements.
(5)	In addition to ordinary income taxes, Mr. Hughes’ severance payment of $6,810,442 as of December 31, 2011 would have resulted in excise tax payable in the amount of $1,034,479 for which he would be responsible for since Redwood eliminated the excise tax gross-up provision 2011.

Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the first quarter of 2012, management, in consultation with Cook & Co. and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those Committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with Cook & Co., that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2011.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Mr. Brown, Ms. Byerwalter, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

Compensation Information — Newly Designated Executive Officer

As previously announced, effective March 9, 2012, Ms. Diane L. Merdian, Redwood’s Chief Financial Officer during 2011, ceased employment with Redwood and Mr. Christopher J. Abate was appointed as interim Chief Financial Officer and as an executive officer of Redwood. In connection with his appointment as interim Chief Financial Officer, Mr. Abate’s 2012 base salary and target annual bonus were reviewed by the Compensation Committee and remained unchanged from the following levels: 2012 base salary of $250,000 and 2012 target annual bonus of 75% of base salary. Mr. Abate’s 2012 base salary and target annual bonus, as well as all other aspects of his compensation, is subject to further review by the Compensation Committee during 2012. At the end of 2012, Mr. Abate’s performance-based annual bonus will be determined based on his individual performance and the company performance bonus formula applicable to Redwood’s Named Executive Officers, which is described in this Proxy Statement within “Compensation Discussion and Analysis” and Mr. Abate will be eligible to receive a 2012 long-term equity-based award.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2011 and 2012 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm, and Redwood’s head of internal audit, Chief Financial Officer, and Controller). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain tax services and other services in 2011. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:
Greg H. Kubicek, Chair
Thomas C. Brown
Mariann Byerwalter
Douglas B. Hansen
Georganne C. Proctor
Charles J. Toeniskoetter

Fees to Independent Registered Public Accounting Firm for 2011 and 2010

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2011 and 2010. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2011 and 2010:

	Fiscal Year 2011	Fiscal Year 2010
Audit Fees	$1,385,770	$1,324,377
Tax Fees	260,242	123,050
Audit Related Fees	145,975	—
Total Fees	$1,791,987	$1,447,427

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, costs associated with Sarbanes-Oxley attestation requirements, other services rendered for comfort letters, and consents.

Tax Fees were for services rendered related to tax compliance and reporting.

Audit Related Fees reflect fees incurred with attestation services related to financial reporting that are not required by statute or regulation.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2012, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), provides Redwood’s stockholders with an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the five executive officers listed in the various compensation tables of the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables that follow that Compensation Discussion and Analysis section.

The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the Compensation Discussion and Analysis section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business objectives and align the interests of executive officers with the interests of Redwood’s long-term stockholders. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation levels are both externally competitive and internally equitable.

Please read the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 21, and the related executive compensation tables, which begin on page 46, for more information about the compensation of Redwood’s Named Executive Officers for 2011. The Compensation Committee is committed to providing disclosure within the Compensation Discussion and Analysis section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing all components of the Chief Executive Officer’s (CEO’s) compensation and that of the other NEOs;
•	The reasons for paying each element of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of peer groups; and
•	The performance measures and goals used for performance-based compensation and the factors taken into account in the Compensation Committee’s determination of whether those measures and goals are satisfied.

Each year the Compensation Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs and makes compensation determinations and changes it believes are necessary or appropriate in light of its executive compensation objectives. The following is a summary of certain determinations and changes that applied to 2011 and/or will apply to 2012 as a result of this regular review process. The Board of Directors and the Compensation Committee believe these determinations and changes should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.

•	2011 and 2012 base salary for the CEO position remains unchanged from 2007. The base salary paid for the position of chief executive officer was not increased for 2011 or 2012, and remains at the same level that was in place at Redwood for that position in 2007. See pages 21 and 39 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of the base salary of the CEO.
•	2011 base salaries for the other NEOs remained unchanged from 2010. The base salary paid for the other NEOs was not increased for 2011. See page 21 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of the base salaries of these other NEOs.
•	Annual bonus compensation for Redwood’s CEO in 2011 declined by 75% from 2010 and total 2011 compensation for Redwood’s CEO declined by 30% from 2010, reflecting the Compensation Committee’s adherence to pay-for-performance principles. Redwood’s financial performance in 2011 was not as strong as it was in 2010. Net income of $26.3 million in 2011 was $83.8 million lower than net income in 2010 and return-on-equity in 2011 was 2.6%, as compared to a return-on-equity of 10.92% in 2010. Consistent with pay-for-performance principles, the 2011 annual bonus compensation and 2011 total compensation for Redwood’s chief executive officer also declined in 2011 as compared to 2010.
•	Redwood’s CEO received a 2011 annual performance-based bonus of $288,750, which represents a decline of 75% from the annual performance-based bonus of $1.17 million he received for 2010.
•	Redwood’s CEO received total compensation for 2011 of $3.17 million, which represents a decline of 30% from the total compensation of $4.59 million he received for 2010 (see the “Summary Compensation” table on page 46 of this Proxy Statement). Of his total compensation for 2011, approximately 70% was in the form of long-term equity-based awards with three- or four-year vesting or holding periods.

See pages 21 – 35 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of the Compensation Committee’s pay-for-performance methodology for determining annual bonus compensation and total compensation for Redwood’s CEO for 2011.

•	In accordance with pay-for-performance principles, 2011 annual bonus compensation for NEOs was primarily determined by Redwood’s 2011 financial performance. For 2011, Redwood had $26.3 million of net income and a 2.6% return-on-equity. This financial performance was below the threshold established by the Compensation Committee in early 2011 for the payment of any portion of the component of annual bonus compensation determined based on Company financial performance. Accordingly, for 2011, of the aggregate $4.1 million in target annual bonus compensation that could have been earned by Redwood’s NEOs, only an aggregate of $1.08 million, or 26%, was paid. The $1.08 million aggregate amount of annual bonus compensation that was paid to NEOs for 2011 was paid in respect of the component of annual bonus compensation determined based on individual executive performance. See pages 21 – 35 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of the Compensation Committee’s pay-for-performance methodology for determining annual bonus compensation for Redwood’s NEOs for 2011.
•	Compensation paid to Redwood’s NEOs continued to align the interests of stockholders and NEOs by delivering approximately 63% of total 2011 compensation to NEOs in the form of equity-based awards. For 2011, aggregate compensation paid to NEOs totaled approximately $9 million, of which approximately $5.6 million (or 63%) was in the form of equity-based awards that generally vest over three- or four-year periods. The Committee believes that delivering a significant portion of compensation in the form of equity-based awards is appropriate to align the interests of NEOs with those of long-term Redwood stockholders. See pages 35 – 38 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of the use of equity-based awards as compensation for Redwood’s NEOs for 2011.
•	The Compensation Committee continued to use performance-based equity awards in 2011 for NEOs. Of the long-term equity-based awards granted in the fourth quarter of 2011 to NEOs, 50% were performance-based awards that vest after three years only if total stockholder return over the December 2011 to December 2014 three-year period exceeds a specified total stockholder return performance threshold. See pages 35 – 38 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of performance thresholds and other terms of the performance-based equity awards granted as compensation for Redwood’s NEOs for 2011.
•	The Committee continued to impose mandatory holding periods for long-term equity grants to NEOs. As further detailed within the Compensation Discussion and Analysis section of this Proxy Statement (see page 38), the Compensation Committee continues to impose mandatory holding periods on equity grants to NEOs. For example, deferred stock units granted to NEOs that vest on a pro-rata basis over four years (i.e., 1/4th of the awards vest each year over the four-year vesting period) are subject to a mandatory holding period with respect to all underlying shares that vest prior to the four-year anniversary of the grant date — with the result that none of underlying shares could be transferred or sold by the NEOs until after the fourth anniversary of the grant date.
•	Redwood eliminated excise tax gross-ups for change-in-control severance payments. In March 2011, each of the three outstanding employment agreements between an executive officer and Redwood was amended to eliminate the provisions of those agreements that provided for tax gross-ups with respect to excise taxes that could be imposed on change-in-control severance payments that could be made under these agreements in the future. As a result, Redwood does not have any employment agreements in place with any executive (or any other employee) that provide for an excise tax gross-up. In addition, the Compensation Committee does not intend to offer excise tax gross-up provisions in any future employment agreements for executives (or any other employees). See pages 43 – 44 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of the elimination of excise tax gross-ups for change-in-control severance payments.
•	In 2011, the Compensation Committee continued to use the methodology it previously adopted for making annual bonus payments to NEOs, which methodology generally reduces the proportion of annual bonuses paid in cash and increases the proportion of annual bonuses paid in equity awards with a mandatory three-year holding period. In March 2011, the Compensation Committee decided that any annual bonus paid to an NEO for 2011 that exceeded $250,000 in value would not be paid fully in cash. In particular, as any NEO’s annual bonus increases in value above $250,000, an increasing proportion of that bonus would be paid in the form of equity awards with a mandatory three-year holding period, rather than paid in cash. Under this methodology, in years when any NEO annual bonus exceeds $250,000, a greater portion of the NEO’s annual bonus will be exposed to the future financial performance of Redwood, which the Compensation Committee believes results in a greater alignment of executive and stockholder interests. See pages 39 – 41 within the Compensation Discussion and Analysis section of this Proxy Statement for a further discussion of this methodology for making annual bonus payments to NEOs.

Last year, at Redwood’s 2011 annual meeting of stockholders, Redwood stockholders had their first opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers. Approximately 94% of the votes cast in that 2011 “say-on-pay” vote were voted for approval of the compensation of the named executive officers as disclosed in the 2011 proxy statement. The Compensation Committee has considered the results of the 2011 “say-on-pay” vote and believes that the overwhelming support of Redwood stockholders in the 2011 “say-on-pay” vote indicates that stockholders are generally supportive of Redwood’s approach to executive compensation. This support was one of the factors the Compensation Committee took into account in not making material changes to Redwood’s performance-based compensation philosophy for executive officers or the components of executive compensation in response to the 2011 “say-on-pay” vote. At Redwood’s 2011 annual meeting of stockholders, Redwood stockholders also voted in favor of a proposal to hold “say-on-pay” votes every year. The Compensation Committee will continue to consider the outcome of the annual “say-on-pay” vote when making compensation decisions regarding executive officers.

At this 2012 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any one specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.

Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure, is hereby approved.”

This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 4 — VOTE ON AN AMENDMENT TO REDWOOD’S CHARTER TO INCREASE
THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

Under Redwood’s charter, as currently in effect (the Charter), Redwood has authority to issue an aggregate of 125,000,000 shares of capital stock. At a meeting on March 8, 2012, the Board of Directors deemed advisable and approved an amendment to the first sentence of Section A of Article VI of the Charter to increase the number of shares of capital stock authorized for issuance to 165,000,000 as follows:

“The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred sixty-five million (165,000,000) shares of capital stock, par value one cent ($0.01) per share, amounting in aggregate par value of One Million Six Hundred Fifty Thousand Dollars ($1,650,000).”

Purpose and Effect of the Amendment

In order to maintain Redwood’s status as a real estate investment trust for federal income tax purposes, Redwood is required to distribute 90% of its REIT taxable income. Accordingly, Redwood’s ability to grow depends on its access to external sources of capital at attractive rates.

As of December 31, 2011, Redwood had 78,555,908 shares of our capital stock issued and outstanding, leaving 46,444,092 shares of capital stock available for future issuances, of which approximately 4 million shares are reserved for issuances upon the exercise of outstanding stock options and conversion of outstanding deferred stock units and performance stock units. In addition, Redwood has reserved additional shares for issuance under its 2002 Incentive Plan and its 2002 Employee Stock Purchase Plan, as well as under the Direct Stock Purchase and Dividend Reinvestment Plan that it maintains. The Board of Directors believes that the number of remaining shares authorized for issuance may not be adequate for additional capital raising opportunities that could arise in the foreseeable future. Approval of an amendment to the Charter increasing the authorized number of shares will provide Redwood with valuable flexibility to take advantage of opportunities to raise additional capital to finance the growth of Redwood’s business and its operations.

Redwood currently has no specific plans, arrangements, or agreements relating to the issuance of the additional shares of capital stock, other than the shares reserved for issuance through the plans described above, including, if approved, the increases to Redwood’s 2002 Incentive Plan and Redwood’s 2002 Employee Stock Purchase Plan contemplated by Items 5 and 6 of this Proxy Statement. The additional shares may be issued from time to time for cash or other consideration, in public offerings or private placements, or through our Direct Stock Purchase and Dividend Reinvestment Plan, to fund Redwood’s asset acquisitions or for other general corporate purposes. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share, and voting power. Redwood’s stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuances of securities by Redwood.

The Board of Directors has the authority under the Charter to reclassify any authorized but unissued shares into one or more classes or series having such preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends and other distributions, and qualifications or terms or conditions of redemption as may be determined by the Board of Directors. Prior to the issuance of shares of any class or series, other than common stock, articles supplementary establishing the class or series and determining its relative rights and preferences must be filed with the State Department of Assessments and Taxation of Maryland.

Vote Required

The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to approve this amendment to Redwood’s Charter. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against this amendment to Redwood’s Charter.

If this amendment to the Charter is approved by the stockholders, it will become effective upon the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland, which we would expect to accomplish promptly after the Annual Meeting. If this amendment to the Charter is not approved by the stockholders, the first sentence of Section A of Article VI of the Charter will remain as currently in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THIS AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

ITEM 5 — APPROVAL OF AN AMENDMENT TO THE 2002 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

At a meeting on March 8, 2012, our Board of Directors adopted, subject to approval of our stockholders, an amendment to the 2002 Redwood Trust, Inc. Incentive Plan, as amended (the 2002 Incentive Plan or Plan), increasing the number of shares available for grants under the Plan.

As discussed above under “Compensation Discussion and Analysis,” Redwood has adopted a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Redwood believes that equity ownership provides an important link between the interests of long-term stockholders and executives by rewarding the creation of long-term stockholder value. To meet this objective, equity awards are a key component of executive compensation.

As of December 31, 2011, 298,634 shares authorized for issuance under the Plan remained available for future grants. If the number of shares available for future equity-based awards is not increased, Redwood’s ability to continue to use equity-based awards as a key component of executive compensation will be severely restricted. Consequently, Redwood’s Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock authorized for issuance under the Plan by 800,000 and to make certain other non-material changes described below. An increase in the number of authorized shares will provide Redwood with the ability to use equity-based awards to attract, retain, and motivate directors, officers, and other key employees, agents, and consultants upon whose judgment, dedication, and special effort the successful conduct of Redwood’s business is largely dependent.

Set forth below is a description of the material difference (consisting of an increase in the number of authorized shares) between the existing Plan and the amended Plan as adopted by the Board of Directors on March 8, 2012, as well as a summary of the other recently approved non-material changes to the Plan and of the principal features of the amended Plan approved by the Board of Directors. This description is qualified in its entirety by the terms of the amended Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Material Difference: Increase in Authorized Shares

The only material difference between the existing Plan and the amended Plan approved by the Board of Directors on March 8, 2012, is the number of shares available for issuance under the Plan. Under the existing Plan, as of December 31, 2011, 298,634 shares remained available for issuance. On March 8, 2012, the Board of Directors approved, subject to stockholder approval, an amendment to the Plan to increase by 800,000 shares the number of shares authorized for issuance under the Plan.

Redwood currently estimates that, if this increase is approved, there will be a sufficient number of shares authorized for issuance under the 2002 Incentive Plan to grant anticipated equity awards at least through the end of 2012 and possibly through the end of 2013 in a manner consistent with past practice. However, this estimate depends on certain factors such as Redwood’s performance, the competitive landscape for talent, and Redwood’s stock price at the time grants are awarded.

Non-Material Differences

Non-material differences between the existing Plan and the amended Plan approved by the Board of Directors, are: (i) the Plan has been amended to clarify that unvested Performance Units and unvested Stock Awards that are performance-based Stock Awards awarded under the Plan are not eligible to receive dividends or dividend equivalent rights, as applicable, although dividends and dividend equivalent rights in respect of such awards can accrue during the related performance and vesting period and be paid if, when, and to the extent, such awards vest in accordance with the related performance goals and (ii) the Plan has been amended to clarify that awards made under the Plan may not be transferred by the recipient for consideration unless and until such awards are fully vested and freely transferable in accordance with the terms of the Plan and any related award agreement (unless any such transfer is required under applicable law, regulation, or court order).

General

The Plan provides for the grant of qualified incentive stock options (ISOs) which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (Code), stock options not so qualified (NQSOs and, together with ISOs, Options), and stock appreciation rights (SARs), deferred stock, restricted stock, and performance share awards (Stock Awards), performance unit awards, and dividend equivalent rights (DERs). As of December 31, 2011, there were 86 officers, directors, and employees eligible to receive grants under the Plan. The effective date of the amendment to the Plan will be the date it is approved by stockholders and the Plan will remain in effect unless terminated by the Board.

Purpose

The purpose of the Plan is to enable Redwood to obtain and retain competent personnel who will contribute to Redwood’s success, to compensate Redwood’s non-employee directors, in part, with ownership interests in Redwood, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of Redwood.

Administration

The Plan provides that the Board of Directors will serve as the Administrator of the Plan. The Administrator is responsible for administering the Plan. The Board of Directors has authorized the Compensation Committee (Committee) to serve as the Administrator pursuant to the Committee Charter. The Compensation Committee is comprised of not less than three Board members who are (i) “independent” as defined by the rules of the NYSE, as they may be amended from time to time; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) “outside directors” as defined under Code Section 162(m) and the rules promulgated thereunder. Members of the Committee are eligible to receive grants under the Plan, as determined by the Board.

All grants of awards under the Plan (other than to Committee members) will be made by the Committee and will be subject to the terms and restrictions established by the Committee, subject to the terms of the Plan. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an award is granted when and in what increments the awards become exercisable or vest. In addition, in the case of Options, the Committee determines whether they are intended to be ISOs or NQSOs.

Eligible Persons

Officers, directors, and employees of Redwood or its subsidiaries, including individuals to whom an offer of employment has been made by Redwood or any of its subsidiaries, and other persons expected to contribute to the management, growth, or profitability of Redwood or its subsidiaries, are eligible to participate in the Plan. As of December 31, 2011, nine directors and 77 officers and employees were eligible to participate in the Plan. ISOs may only be granted to the employees (including directors and officers who are employees) of Redwood or its subsidiaries. Under the Plan and current law, ISOs may not be granted to any individual who is not an employee of Redwood or its subsidiaries, including a director of Redwood who is not also an employee, or to directors, officers, and other employees of entities unrelated to Redwood. NQSOs, SARs, Stock Awards and DERs may be granted to the directors, officers, employees, agents and consultants of Redwood, or any of its subsidiaries, or any other venture in which it has a significant interest. Performance Units may also be granted to these persons, but it is the intention of the Committee to limit those grants to NEOs, and any other executive officer who may be subject to Section 162(m) of the Internal Revenue Code.

No grants may be made under the Plan to any person who, assuming exercise or vesting of all awards held by that person, would own or be deemed to own beneficially more than 9.8% (by number of shares or value) of the outstanding shares of equity stock of Redwood, other than awards of Performance Units payable only in cash.

Shares Subject to the Incentive Plan

Subject to anti-dilution provisions for stock splits, stock dividends, and similar events, the Plan, as amended, authorizes the grant of awards with respect to a maximum number of shares equal to the sum of:

(i) 800,000 shares of common stock; (ii) the number of shares of common stock previously authorized for awards under the Plan; (iii) any shares of common stock that are represented by awards granted under Redwood’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (Prior Plan) which are (A) forfeited, expired or canceled without delivery of shares of common stock or (B) settled in cash; and (iv) any shares of common stock that are represented by awards granted under the Prior Plan which are tendered to Redwood to satisfy the exercise price of options or the applicable tax withholding obligation.

Any shares of common stock covered by an award under the Plan that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan. In addition, shares of common stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of Redwood acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

If the exercise price of any Option is satisfied by tendering shares of common stock to Redwood, only the number of shares issued net of the shares tendered will be deemed granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan.

The Plan also provides for sub-limits as follows: (i) the maximum number of shares that may be subject of awards granted as ISOs cannot exceed 963,637 shares; (ii) the maximum number of shares that may be subject of awards granted as Options and SARs during any calendar year cannot exceed 500,000 shares; and (iii) no more than 500,000 shares of common stock may be the subject of awards to any one individual during any calendar year if the awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)). Any shares that are canceled or forfeited, and any shares subject to such awards that are surrendered, shall continue to count against these sub-limits for purposes of determining compliance therewith.

The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Administrator may adjust awards to preserve the benefits or potential benefits of the awards.

Terms of Options and SARs

The term of each Option or SAR will be set by the Administrator. No Option or SAR may be exercisable more than 10 years after the date granted, provided, however, that an ISO granted to a person owning (within the meaning of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Redwood’s or Redwood’s subsidiaries’ capital stock may not be exercisable more than five years after the date granted.

Options and SARs may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals.

Limitations on ISO Treatment

Even if an option is designated as an ISO, no option will qualify as an ISO if the aggregate fair market value of the stock (as determined as of the date of grant) with respect to all of a holder’s ISOs exercisable for the first time during any calendar year under the Plan exceeds $100,000. Any option failing to qualify as an ISO will be deemed to be an NQSO.

Options Exercise

The exercise price of any Option granted under the Plan may be made payable in cash, with shares of common stock owned by the optionee or subject to a grant, or by any other method as determined by the Committee. Redwood may not make loans available to Option holders to exercise options.

Option Exercise Price

The Administrator will set the per share exercise price which will not be less than 100% of the fair market value of shares of our common stock on the grant date, provided, however, that for any persons owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our capital stock or of any of our subsidiaries, the per share exercise price cannot be less than 110% of the fair market value of the shares of Redwood’s common stock on the grant date.

Limited Transferability of Options

NQSOs may be granted on terms which permit transfer by the optionee to family members or trusts or partnerships for the exclusive benefit of immediate family members or any other persons or entities as may be approved by the Committee, subject in all cases to the terms of the Plan. Subject to this exception, Options are generally not transferable by the holder, other than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as that term is defined in the Employee Retirement Income Security Act of 1974.

Other Equity Awards

In addition to stock options, the Administrator may also grant eligible stock awards, performance unit awards, dividend equivalent rights, deferred stock awards, dividend equivalents, performance share awards, with such terms and conditions as our Board of Directors (or, if applicable, the Administrator) may, subject to the terms of the Plan, establish. Under the Plan, performance-based awards are intended to comply with the requirements of Section 162(m) of the Code and its underlying regulations, in order to allow these awards, when payable, to be fully tax deductible by us.

Stock Awards

The Plan provides that the Committee may grant Stock Awards either alone or in addition to other awards granted under the Plan. The terms of Stock Awards will be determined by the Committee in its discretion, including: the number of shares subject to the Stock Award; the price (if any) to be paid by the recipient of the Stock Award; the period (Restricted Period) during which the shares subject to the Stock Award may not be sold, transferred, pledged, or assigned; and any performance objectives applicable to the Stock Awards. The Restricted Period for Stock Awards subject solely to continued employment will not be less than three years from the grant date except for certain limited situations. The Restricted Period for Stock Awards subject to meeting performance criteria generally will not be shorter than twelve months or longer than five years.

Performance Units

The Plan provides that the Committee may grant awards of Performance Units either alone or in addition to other awards granted under the Plan. The performance measures that may be used in connection with the granting of awards under the Plan intended to be performance-based will be based on any one or more of the following: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit). The performance criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances.

Awards of Performance Units made to NEOs may qualify as performance-based compensation under Code Section 162(m). The terms of awards of Performance Units will be determined by the Committee in its discretion, including: the number of units subject to the award; and the performance period during which the units will be earned; the performance objectives applicable to the award. The performance period, which the Administrator will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. Awards of Performance Units that are intended to qualify as performance-based will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period, the Committee certifies that the performance goals have been met, and the awards are otherwise administered as required by Code Section 162(m). The performance goals that may be used by the Committee for such awards that are intended to qualify as performance-based compensation under Code Section 162(m) in the preceding paragraph. Under the Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to qualify as performance-based is canceled, the award will continue to count against the $5,000,000 maximum. Payment of earned Performance Units may be made in cash, shares of common stock, other property or a combination thereof, as determined by the Committee.

Unvested Performance Units are not eligible to receive dividend equivalent rights, although dividend equivalent rights on Performance Units can accrue during the performance and vesting period and be paid if, when, and to the extent, the related Performance Unit vest in accordance with the related performance goals.

Divided Equivalent Rights (DERs)

The Plan provides that DERs may be granted in conjunction with the grant of any awards under the Plan. DERs entitle the participant to receive distributions of cash, stock, or other property, or to accrue rights to future distributions of stock, in amounts linked to Redwood Stock dividends. Shares of common stock accrued for the account of the participant may be made eligible to receive dividends and distributions and may be made payable whether or not the related award is exercised or vested. The right of the holder of a DER to receive any dividend equivalent payment or accrual may be made subject to vesting of the related award, the satisfaction of specified performance objectives, or other conditions. See “Performance Units” above for a description of the prohibition under the Plan on unvested Performance Units receiving DERs. The Plan similarly prohibits the payment of dividends on unvested Stock Awards that are performance-based Stock Awards.

Change of Control

The Plan provides that certain terms of awards, such as limitations on transferability and criteria for the determination of satisfaction of performance related goals, maybe modified or waived, in whole or in part, by the Committee upon the occurrence of a change of control, as determined by the Committee.

Amendment and Termination of Plan

The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time. No amendment, alteration, suspension, discontinuation, or termination may be made, however, without (1) stockholder approval if that approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (2) the consent of the affected participant if the action would impair the rights of that participant under any outstanding award. Additionally, except in connection with a corporate transaction involving Redwood (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the Options or SARs.

Awards Under the Plan

The actual number and terms of awards that will be granted under the Plan during the remainder of 2012 and in future periods is not presently determinable, as the Compensation Committee determines whether to grant awards and the terms of the awards.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2011, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plan approved by security holders	2002 Incentive Plan	2,856,950	(1)	$53.91	(2)	298,634	(3)
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—		—		47,788	(4)
Total		2,856,950		$53.91		346,422

(1)	As of December 31, 2011, 2,476,171 shares of common stock may be issued pursuant to outstanding deferred stock units (of which 1,068,283 were vested and 1,407,888 were unvested). As of December 31, 2011, 380,779 shares of common stock may be issued pursuant to vested outstanding options to purchase common stock. Of the 380,779 outstanding options, (i) 106,482 are not eligible to receive dividend equivalent rights, and have a weighted average exercise price of $52.17 and an average remaining life of 1.12 years and (ii) 274,297 are eligible to receive dividend equivalent rights, and have a weighted average exercise price of $54.59 and an average remaining life of 2.31 years. Does not include shares of common stock that may be issued pursuant to 592,479 outstanding and unvested performance stock units. Performance stock units (PSUs) are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 200% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period. It also does not include 184,409 shares of restricted stock where the restrictions have not yet lapsed, but are issued and outstanding.
(2)	As of December 31, 2011, the weighted-average exercise price of outstanding options to purchase common stock was $53.91 and no weighting was assigned to deferred stock units or performance stock units, as under our 2002 Incentive Plan no exercise price is applicable to deferred stock units or performance stock units.
(3)	Number of securities remaining available for future issuance does not reflect the proposed amendment to Redwood’s 2002 Incentive Plan to increase by 800,000 the number of shares of common stock available for issuance thereunder, as described under this “Item 5 — Approval of an Amendment to the 2002 Incentive Plan to Increase the Number of Shares Authorized for Issuance.”
(4)	Number of securities remaining available for future issuance does not reflect the proposed amendment to Redwood’s 2002 Employee Stock Purchase Plan to increase by 100,000 the number of shares of common stock available for purchase thereunder, as described under “Item 6 — Approval of an Amendment to the 2002 Employee Stock Purchase Plan to Increase the Number of Shares Available for Purchase Thereunder.”

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment to Redwood’s 2002 Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2002 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

ITEM 6 — APPROVAL OF AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE THEREUNDER

At a meeting on March 8, 2012, Redwood’s Board of Directors adopted, subject to approval of the stockholders, an amendment to the 2002 Redwood Trust, Inc. Employee Stock Purchase Plan (the ESPP or the Plan), increasing the number of shares available for purchase (and reserved for issuance) under the Plan.

The ESPP allows eligible officers and employees who participate in the ESPP to purchase, through payroll deductions, shares of Redwood common stock on a quarterly basis at a discount rate from the fair market value of the shares as determined under the Plan. As discussed above, Redwood believes that equity ownership in Redwood provides an important link between the interests of long-term stockholders and officers and employees and the ESPP is one way Redwood encourages and incentivizes officers and employees to acquire shares of Redwood common stock.

In 2002 the Plan was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock and in 2009 an amendment to the Plan was approved by stockholders to add an additional 100,000 shares of capacity. As of December 31, 2011, only 47,788 of those shares remained available for future purchase. If the number of shares available for future purchase is not increased, Redwood’s ability to continue the Plan will be limited. Consequently, Redwood’s Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the Plan by an additional 100,000.

Set forth below is a description of the material difference (consisting of an increase in the number of shares available for purchase (and reserved for issuance)) between the existing Plan and the amended Plan as adopted by the Board of Directors on March 18, 2009 and as amended on May 19, 2009, as well as a summary of the principal features of the Plan. This description is qualified in its entirety by the terms of the amended Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

Material Difference: Increase in Authorized Shares

The only material difference between the existing Plan and the amended Plan approved by the Board of Directors on March 18, 2009 and as amended on May 19, 2009, is the number of shares available for purchase (and reserved for issuance) under the Plan. Under the existing Plan, as of December 31, 2011, 47,788 shares remained available for purchase. On March 8, 2012, Redwood’s Board of Directors approved an amendment to the Plan to increase by 100,000 shares the number of shares available for purchase (and authorized for issuance) under the Plan.

General

The ESPP provides for the grant of options (ESPP Options) for the purchase of shares of Redwood common stock to eligible employees of Redwood and its designated subsidiaries. Funds contributed by each participant for the purchase of shares under the ESPP will be accumulated by regular payroll deductions made during each offering period. As of December 31, 2011, there were approximately 77 employees eligible to receive ESPP Options under the ESPP.

Purpose

The purpose of the ESPP is to provide employees of Redwood and its designated subsidiaries with a convenient means of acquiring an equity interest in Redwood through payroll deductions, to enhance such employee’s sense of participation in the affairs of Redwood and its designated subsidiaries, to provide an incentive for continued employment with Redwood and its designated subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of Redwood’s stockholders.

Administration

The ESPP is administered by the Compensation Committee of the Board of Directors and the ESPP Financial Agent (as defined in the ESPP) to the extent the Committee delegates duties to the ESPP Financial Agent. The Committee, and the ESPP Financial Agent to the extent delegated by the Committee, shall have exclusive authority to determine all matters relating to the ESPP Options and shall have exclusive authority to interpret the ESPP. The Committee and the ESPP Financial Agent administer the ESPP but do not act as trustees or in any fiduciary capacity with respect thereto.

Eligible Persons

Any employee of Redwood or the designated subsidiaries is eligible to participate in the ESPP for any offering period under the ESPP except the following:

(a)	employees who have not been continuously employed by Redwood or its subsidiaries from the date of hire or rehire or of return from an unapproved leave of absence for a period of at least three months before the beginning of such offering period;
(b)	employees who are customarily employed for less than 20 hours per week;
(c)	employees who are customarily employed for not more than five months in a calendar year; and
(d)	employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood, or who, as a result of being granted ESPP Options under the ESPP, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Redwood or any of its subsidiaries.

For all purposes of the ESPP, the term “designated subsidiaries” shall mean those subsidiaries which have been, or which may in the future be, determined by the Committee or the Board to be designated subsidiaries. Currently, the following are designated subsidiaries: Sequoia Mortgage Funding Corporation, RWT Holdings, Inc., Redwood Asset Management, Inc., Redwood Residential Acquisition Corporation, Redwood Commercial Mortgage Corporation, and Sequoia Residential Funding, Inc.

Shares Subject to the Employee Stock Purchase Plan

As noted above, in 2002 the Plan was established with a capacity for the purchase of up to 100,000 shares of Redwood common stock and on May 19, 2009 the Plan was amended to increase the Plan’s capacity by an additional 100,000 shares. As of December 31, 2011, only 47,788 of those shares remained available for future purchase. On March 8, 2012, Redwood’s Board of Directors approved an amendment to the Plan to increase the number of shares of Redwood common stock available for purchase (and reserved for issuance) under the Plan by an additional 100,000. If the proposed amendment is approved at the Annual Meeting, a total of approximately 147,788 shares of Redwood’s common stock would be available for purchase in the future under the ESPP. Such number will be subject to adjustments affected in accordance with capital changes as described in the ESPP. Any shares of common stock that have been made subject to an ESPP Option that cease to be subject to such Option (other than by means of exercise), including, without limitation, in connection with the cancellation or termination of such Option, will again be available for issuance in connection with future grants of ESPP Options under the ESPP.

Term of the Employee Stock Purchase Plan

Unless the ESPP is terminated by the Redwood’s stockholders or the Board, the ESPP shall remain in effect until all shares reserved for issuance have been purchased.

Term of Options

The offering periods of the ESPP shall consist of periods not to exceed the maximum period permitted by Section 423 of the Internal Revenue Code. Until determined otherwise by the Committee or the Board, offering periods shall commence on each January 1, and continue for twelve months (each, an Offering Period). Each Offering Period shall consist of one or more purchase periods during which payroll deductions of the participants are accumulated under the ESPP. Until otherwise determined by the Committee or the Board, each purchase period shall be a three-month period commencing each January 1, April 1, July 1, and October 1 (each, a Purchase Period). The last day of each Purchase Period is a purchase date (each, a Purchase Date).

Option Exercise

Each eligible employee may become a participant in an Offering Period under the ESPP for the first Purchase Period after which such employee satisfies the eligibility requirements and timely delivers an enrollment form to the administrator of the ESPP.

Enrollment by an eligible employee in the ESPP with respect to an Offering Period will constitute the grant by Redwood to such employee as of the first day of the related Offering Period of an ESPP Option to purchase on each Purchase Date up to that number of whole shares of common stock of Redwood, determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the Purchase Period and ending on such Purchase Date by (b) the Purchase Price; provided that the number of shares which may be purchased pursuant to an ESPP Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board or Committee in lieu of the limitation contained in clause (i).

The Purchase Price per share at which a share of common stock will be sold on any Purchase Date shall initially be the lower of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date (the Purchase Price). For purposes of the ESPP, the term “fair market value” of the common stock on any date shall be the closing price on such date of the common stock reported on the New York Stock Exchange or any national securities exchange on which the common stock is listed.

During a participant’s lifetime, such participant’s ESPP Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her ESPP Option until such Option has been exercised.

Purchase of Shares, Changes in Payroll Deductions, and Issuance of Shares

Funds contributed by each participant for the purchase of shares under the ESPP shall be accumulated by regular payroll deductions made during each Purchase Period. The deductions shall be made in $50 increments up to a maximum not to exceed 15% of a participant’s compensation as such term is defined in the ESPP.

A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the ESPP administrator’s receipt of the authorization and shall continue for the remainder of the Purchase Period unless changed. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the ESPP until the participant withdraws from the ESPP.

No interest will accrue on payroll deductions for the ESPP. All payroll deductions received or held by Redwood may be used by Redwood for any corporate purpose, and Redwood shall not be obligated to segregate such payroll deductions.

On each Purchase Date, provided that the participant has not terminated employment nor withdrawn from the ESPP and the ESPP has not been terminated, Redwood shall apply the funds then in the participant’s account to the purchase at the Purchase Price of whole share(s) of common stock issuable under the ESPP Option granted to such participant with respect to the Offering Period to the extent that such ESPP Option is exercisable on the Purchase Date. Any funds remaining in the participant’s account will be applied to the following Purchase Period. No fractional shares will be purchased.

Amendment and Termination of the Employee Stock Purchase Plan

The ESPP may be amended, suspended, or terminated by the stockholders of the Company. The Board may also amend, suspend, or terminate the ESPP in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which ESPP Options may be granted under the ESPP, or, but for such shareholder approval, cause the ESPP to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Plan Participation

The number of shares that will be purchased by each current or future eligible employee is not determinable, as eligible employees can adjust their participation in the ESPP from time to time.

During 2011, the number of shares of common stock purchased under the ESPP was 30,569, which purchases were funded by payroll deductions from the eligible employees who purchased shares. The table below provides details on shares purchased under the ESPP during 2011.

Name	No. of Shares
Martin S. Hughes	—
Brett D. Nicholas	—
Diane L. Merdian	567
Scott M. Chisholm	—
John H. Isbrandtsen	—
All 2011 Executive Officers (as a group)	1,135
Non-Executive Officer Employees (as a group)	28,639
Total	30,569

Federal Income Tax Consequences

Under present federal income tax law and regulations:

•	The amounts deducted from an employee’s paycheck will be subject to withholding and taxes as ordinary income.
•	If the employee holds any share purchased under the ESPP for more than two years after the date of grant of the ESPP Option and for more than one year after the exercise date of the ESPP Option, then, (a) no taxable income will be recognized by the employee upon the grant or exercise of an ESPP Option, (b) any gain realized upon the sale or other disposition of that share will be taxed as long-term capital gain, and (c) if the option price was less than the fair market value of the shares at the time the ESPP Option was granted, then in the event of any disposition of such shares, there shall be included in gross income as compensation an amount equal to the lesser of (i) the excess of the fair market value of the share at the time the ESPP Option was granted over the option price and (ii) the amount, if any, by which the fair market value of the share at the time of such disposition exceeds the price actually paid for the share under the ESPP Option, which will be taxed as ordinary income in the taxable year in which such sale or other disposition occurs. If an employee disposes of the share, such amount of ordinary income realized upon the sale or other disposition of the share will increase the employee’s tax basis in the share for determining gain or loss upon such sale or other disposition of the share. The Company will not be entitled to a deduction for federal income tax purposes in connection with such sale or other disposition.

•	If an employee disposes of any share purchased under the ESPP within two years after the date of grant of the ESPP Option or within one year from the date of exercise of the ESPP Option, (a) the employee should report as ordinary income for the taxable year in which the disposition occurs the amount by which the fair market value of such share on the date of the exercise of such ESPP Option exceeded the amount the employee paid for such share and (b) the Company will be entitled to deduct such amount.

Vote Required

The affirmative vote of the holders of a majority of the shares present (or represented) and entitled to vote on the proposal is required for approval of the amendment to our 2002 Employee Stock Purchase Plan. For purposes of the vote on the amendment, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE THEREUNDER.

ITEM 7 — APPROVAL OF AN AMENDMENT TO REDWOOD’S CHARTER TO ELIMINATE
THE CLASSIFICATION OF REDWOOD’S BOARD OF DIRECTORS

Article VII of Redwood’s Charter provides for the classification of Redwood’s Board of Directors into three classes, with the directors of one class being elected every year to serve a term of three years and until their successors are duly elected and qualify. In March 2012, the Board of Directors deemed advisable and approved an amendment to Article VII of the Charter that would eliminate the classification of Redwood’s Board of Directors over a three-year period and directed that this amendment be submitted for consideration and to be voted upon by Redwood’s stockholders at the Annual Meeting. The text of this amendment to Article VII of the Charter is attached as Appendix C to this Proxy Statement.

At Redwood’s 2011 annual meeting of stockholders, stockholders voted on a non-binding stockholder proposal that the Board of Directors “take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually.” The result of the 2011 stockholder vote on the non-binding stockholder proposal was that a majority of the votes cast were in favor of the proposal.

Following the 2011 annual meeting of stockholders, Redwood’s Board of Directors reviewed and reconsidered the arguments both for and against a classified board of directors, many of which were set forth in Redwood’s 2011 proxy statement in connection with the 2011 non-binding stockholder proposal, as well as other factors, including the result of the 2011 stockholder vote on the non-binding proposal. Arguments for eliminating the classification of a board of directors include that it could have the effect of increasing director accountability and it would give stockholders the opportunity to express their views on the performance of each director annually. Arguments against eliminating the classification of a board of directors include that staggered three-year terms for directors can be consistent with and supportive of a corporation’s long-term business and investment strategy and that a classified board structure can help to safeguard against unfair attempts to acquire control over a corporation. Upon completion of this analysis, Redwood’s Board of Directors determined that it was advisable to amend the Charter to eliminate the classification of Redwood’s Board of Directors.

If this amendment is approved by Redwood’s stockholders, then Redwood will file articles of amendment to the Charter containing the amendment text set forth in Appendix C to this Proxy Statement with the State Department of Assessments and Taxation of Maryland. If approved, this amendment would not affect the classified term of any directors elected at or prior to the 2012 Annual Meeting. Beginning with Redwood’s 2013 annual meeting of stockholders, as each class’s term expires, the successors to the directors in that class would be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Accordingly, if this amendment is approved by Redwood’s stockholders, then at Redwood’s 2015 annual meeting of stockholders, the transition to a declassified Board of Directors would be complete and at the annual meetings of stockholders held in 2015 and thereafter, the entire Board of Directors would be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

Vote Required

The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to approve this amendment to Redwood’s Charter. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against this amendment to Redwood’s Charter.

If this amendment to Redwood’s Charter is approved by the stockholders, it will become effective upon the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland, which Redwood would expect to accomplish promptly after the Annual Meeting. If this amendment to Redwood’s Charter is not approved by the stockholders, Article VII of the Charter will remain as currently in effect and the classification of Redwood’s Board of Directors will not be eliminated.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT TO REDWOOD’S CHARTER TO ELIMINATE THE CLASSIFICATION OF REDWOOD’S BOARD OF DIRECTORS.

ITEM 8 — APPROVAL OF AN AMENDMENT TO REDWOOD’S BYLAWS TO ADOPT A
MAJORITY VOTING PROVISION FOR UNCONTESTED DIRECTOR ELECTIONS

Under Article II, Section 7 of Redwood’s Amended and Restated Bylaws, as currently in effect (the Bylaws), there is a plurality standard for the election of Redwood’s directors. Under a plurality standard, for an election in which there are more nominees for director than available board seats (a contested election), the nominees who receive the greatest number of votes are elected. For an election in which the number of nominees is the same as the number of available board seats (an uncontested election), a nominee will be elected if the nominee receives any number of votes for election (i.e., regardless of how many other stockholders “withhold” their vote with respect to that nominee).

Some companies have adopted a majority vote standard for uncontested director elections or have adopted post-election director resignation policies that establish procedures for addressing the status of director nominees that receive more “against” votes than “for” votes in an uncontested election. Under a majority vote standard, in order to be elected to the Board in an uncontested election, a director nominee must receive a greater number of votes cast “for” that nominee than the number of votes cast “against” that nominee. Under a post-election resignation policy, a Board may establish a policy that, in an uncontested election, an incumbent director nominee who does not receive a majority vote for re-election is expected to tender his or her resignation to the Board, which would then determine whether to accept or reject the tendered resignation. Throughout the discussion below, we refer generally to majority voting standards, post-election director resignation policies, and combinations of these approaches as majority voting provisions.

Arguments in favor of establishing majority voting provisions include that they may increase accountability of incumbent directors as a result of the possibility of not obtaining sufficient votes to be re-elected and they make stockholder votes more meaningful in uncontested director elections. Arguments against establishing majority voting provisions include that they can increase the possibility of a failed election, which can result in failure to meet stock exchange listing requirements for a minimum number of independent directors, and they can cause the company to incur additional time and expense associated with filling vacant Board seats, such as when a director fails to receive a majority vote and his or her resignation is tendered and accepted.

In August 2011, the Chair of Redwood’s Governance and Nominating Committee received correspondence from an institutional stockholder that indicated it was considering making a stockholder proposal for the adoption of a majority voting provision at Redwood. After consideration of that stockholder’s views and after consideration of arguments both for and against majority voting provisions, Redwood’s Board of Directors decided to submit for consideration by Redwood’s stockholders an amendment to the Bylaws that would establish a majority voting provision for uncontested director elections at Redwood. In submitting this amendment to the Bylaws to Redwood’s stockholders, the Board decided not to make a recommendation to stockholders regarding their vote on this matter. Article II, Section 7 of the Bylaws also addresses other matters regarding stockholder voting that would not be affected by the amendment. The text of the proposed amended Section 7 of Article II of the Bylaws is attached as Appendix D to this Proxy Statement.

If this amendment to the Bylaws is approved by Redwood’s stockholders, then Redwood’s Board will also adopt a post-election director resignation policy as well as changes to Redwood’s Corporate Governance Standards and Governance and Nominating Committee Charter in order to fully implement the majority voting bylaw provisions for uncontested director elections at Redwood. This policy and the changes to Redwood’s Corporate Governance Standards and Governance and Nominating Committee Charter would establish the procedures and standards that would govern the Board’s determination of whether to accept or reject the tendered resignation of any director who fails to receive a majority vote in an uncontested director election and the subsequent public disclosure of that determination. With respect to contested director elections at Redwood, a plurality standard would continue to apply even if this amendment to the Bylaws is approved by Redwood’s stockholders. The amendment provides that the Board will determine whether an election is contested.

Vote Required

The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to approve this amendment to Redwood’s Bylaws. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against the proposal.

If this amendment to Redwood’s Bylaws is approved by the stockholders, it will become effective immediately following the Annual Meeting and would apply to uncontested director elections beginning at the next meeting of stockholders after the Annual Meeting at which directors are elected. If this amendment to Redwood’s Bylaws is not approved by the stockholders, Section 7 of Article II of the Bylaws will remain as currently in effect and a plurality standard would continue to apply to all director elections.

THE BOARD OF DIRECTORS HAS NOT MADE A VOTING RECOMMENDATION TO STOCKHOLDERS REGARDING THIS AMENDMENT TO REDWOOD’S BYLAWS.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s annual proxy statement and for consideration at Redwood’s 2013 Annual Meeting. To be eligible for inclusion in Redwood’s 2013 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date we released our proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2013 Annual Meeting must be received by Redwood’s Secretary not later than December 4, 2012 to be eligible for inclusion in our 2013 Proxy Statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and our Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, our Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under our Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2013 Annual Meeting must be received by the Secretary not earlier than November 4, 2012, and not later than 5:00 p.m., Pacific Time, on December 4, 2012. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 (the 2011 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of the 2011 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2013 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, free of charge, a copy of our 2011 Annual Report on Form 10-K. Please note that the information on our website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Andrew P. Stone Secretary
March 15, 2012 Mill Valley, California

APPENDIX A

2002 REDWOOD TRUST, INC. INCENTIVE PLAN

(as amended)

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the 2002 Redwood Trust, Inc. Incentive Plan (the “Plan”). The Plan (then known as the 2002 Redwood Trust, Inc. Incentive Stock Plan) was adopted by the Board on March 21, 2002 and approved by the Company’s stockholders on May 9, 2002. The Board approved amendments to the Plan (i) on March 4, 2004 (the “2004 Amendments”) which were approved by the Company’s stockholders on May 6, 2004, (ii) on March 9, 2006 (the “2006 Amendments”) which were approved by the Company’s stockholders on May 11, 2006, (iii) on March 5, 2008 (the “2008 Amendments”) which were approved by the Company’s stockholders on May 22, 2008, (iv) on March 17, 2010 (the “2010 Amendments”) which were approved by the Company’s stockholders on May 18, 2010, and (v) on March 8, 2012 (the “2012 Amendments”), if approved by the Company’s stockholders on May 17, 2012. In addition, pursuant to the authorization contained in Section 11(6), the Board approved amendments to the Plan on November 10, 2007 (the “409A Amendments”).

The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity, and industry, to give the Company’s non-employee directors a proprietary interest in the Company, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Administrator” means the Board, or as long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or as required under Section 162(m) of the Code, the Committee appointed by the Board.

(2) “Board” means the Board of Directors of the Company.

(3) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(4) “Committee” means the Compensation Committee of the Board, which shall be composed of not less than three Board members who shall be (i) Independent as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) a Non-Employee Director as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) an Outside Director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder.

(5) “Company” means Redwood Trust, Inc., a corporation organized under the laws of the State of Maryland (or any successor corporation).

(6) “DERs” shall mean dividend equivalent rights, which are the right to receive amounts on related Stock awards that are linked to dividends on the Stock and that may be paid currently in cash or Stock, or accrued in shares of deferred stock with or without compounding through subsequent payments or accruals on the accrued shares. Payment of such deferred stock from DER accruals on Stock Options and Stock Appreciation Rights may or may not be contingent upon the exercise of the related award, as determined by the Committee at the time of grant.

(7) “Deferred Stock” means an award granted pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period or on such other bases as the Administrator may determine.

(8) “Disability” means: (i) a determination by the Social Security Administration that a Participant is totally disabled; (ii) a determination that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (iii) the

Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan or other accident and health plan maintained by the Company.

(9) “Effective Date” shall mean the date provided pursuant to Section 11.

(10) “Eligible Employee” means an employee of the Company or any Subsidiary, and any person to whom an offer of employment is made by the Company or any Subsidiary, eligible to participate in the Plan pursuant to Section 4.

(11) “Eligible Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not a bona fide employee of the Company or any Subsidiary and who is eligible to participate in the Plan pursuant to Section 4.

(12) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, the closing sale price of the Stock on the next preceding business day as reported in the Western Edition of the Wall Street Journal Composite Tape.

(13) “GAAP” means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day.

(14) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” with in the meaning of Section 422 of the Code.

(15) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(16) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(17) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(18) “Participant” means any Eligible Employee, Non-Employee Director, or consultant or agent of the Company or any Subsidiary selected by the Committee, pursuant to the Administrator’s authority in Section 2, to receive grants under the Plan.

(19) “Performance Share” means an award of shares of Stock granted pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(20) “Performance Unit” means an award of a unit valued by reference to a designated amount of property (including cash) other than Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals as the Committee shall establish.

(21) “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock, subject to restrictions that will lapse with the passage of time or on such other bases as the Administrator may determine.

(22) “Stock” means the common stock, $0.01 par value per share, of the Company.

(23) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(24) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5.

(25) “Subsidiary” means (A) any corporation (other than the Company) or other entity whose assets and liabilities are consolidated with those of the Company on the Company’s consolidated balance sheet and (B) any other business venture designated by the Administrator in which the Company has a significant interest, as determined in the discretion of the Administrator.

Section 2. Administration.

The Plan shall be administered by the Administrator, except as otherwise expressly provided herein.

The Administrator shall have the power and authority to grant to Participants pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Deferred Stock, (e) Performance Shares, (f) Performance Units or (g) any combination of the foregoing. DERs may be granted in conjunction with any of the Stock awards listed above.

In addition, the Administrator shall have the authority:

(a) to select those employees and prospective employees of the Company or any Subsidiary who shall be Eligible Employees;

(b) to determine whether and to what extent Stock Options (with or without DERs), Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or a combination of the foregoing, are to be granted to Participants hereunder;

(c) to determine the number of shares to be covered by each such award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restricted period applicable to Restricted or Deferred Stock awards and the date or dates on which restrictions applicable to such Restricted or Deferred Stock shall lapse during such period, and (y) the performance goals and periods applicable to the award of Performance Shares and Performance Units); and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or any combination of the foregoing.

The Administrator may designate whether any award being granted to any Participant is intended to be “performance based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Administrator for such awards shall be based on any one or more of the following, as selected by the Administrator: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit); and such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances. For awards intended to be “performance-based compensation,” the grant of the awards, the establishment of the performance measures, and the certification that the performance goals were satisfied shall be made during the period and in the manner required under Code Section 162(m).

The Administrator shall have the authority, in its discretion, to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries and the Participants. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Administrator specifically affecting or relating to an award to a Non-Employee Director shall be approved and ratified by the Board.

Notwithstanding anything to the contrary herein, no award hereunder may be made to any Participant to the extent that, following such award, the shares subject or potentially subject to such Participant’s control (including, but not limited to, (i) shares of the Company’s equity stock owned by the Participant, (ii) shares of Stock subject to awards granted to the Participant under the Prior Plan (whether such awards are then exercisable or vested), (iii) Stock Options, whether or not then exercisable, held by the Participant to purchase additional such shares, (iv) Restricted Stock, Deferred Stock, and Performance Share awards to the Participant, whether or not then vested, and (v) shares of Stock accrued under DERs awarded to the Participant) would constitute more than 9.8% of the outstanding capital stock of the Company.

Notwithstanding any other provision of the Plan, unless required under applicable law, regulation, or court order (e.g., pursuant to a domestic relations court order), no award made hereunder may be transferred by the recipient thereof for consideration unless and until such award is fully vested and freely transferable by the recipient in accordance with terms of this Plan and any applicable award agreement.

Section 3. Stock Subject to Plan.

(1) Subject to the following provisions of this Section 3, the maximum number of shares of Stock that may be issued with respect to awards granted under the Plan subsequent to the approval of the 2012 Amendments shall be equal to the sum of: (i) 800,000 shares of Stock; (ii) the number of shares of Stock previously authorized for awards under the Plan immediately prior to the stockholder approval of the 2012 Amendments; (iii) any shares of Stock that are represented by awards granted under the Company’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the “Prior Plan”) which are (A) forfeited, expire, or are canceled without delivery of shares of Stock or (B) settled in cash; and (iv) any shares of Stock that are represented by awards granted under the Prior Plan which are tendered to the Company (by either actual delivery or attestation) to satisfy the exercise price of Stock Options or the applicable tax withholding obligation.

(2) Any shares of Stock covered by an award that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(3) If the exercise price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(4) Subject to Section 3(5), the following additional maximums are imposed under the Plan:

(a) The maximum number of shares of Stock that may be the subject of awards granted as Incentive Stock Options under the Plan shall be 963,637 shares (regardless of whether the awards are canceled, forfeited, or materially amended or the shares subject to any such awards are surrendered).

(b) The maximum number of shares that may be the subject of awards granted to any one individual pursuant to Sections 5and 6 (relating to Stock Options and Stock Appreciation Rights) shall be 500,000 shares during any calendar year (regardless of whether such awards are canceled, forfeited, or materially amended or the shares subject to any such award are surrendered).

(c) No more than 500,000 shares of Stock may be the subject of awards under the Plan granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable or whether the awards are forfeited, canceled or materially amended or the shares subject to any such award are surrendered) if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)).

(d) Shares of Stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

(5) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Administrator may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Administrator may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding Stock Options and Stock Appreciation Rights; and (iv) any other adjustments that the Administrator determines to be equitable, in its sole discretion.

Section 4. Eligibility.

Officers and other key employees of the Company or Subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its Subsidiaries, Non-Employee Directors, and consultants and agents of the Company or its Subsidiaries, shall be eligible to be granted Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, or Performance Units hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those eligible.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan, including DERs. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a Stock Option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price, the term, and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority under this Section 5 to grant any optionee (except Eligible Non-Employee Directors) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without DERs or Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted. The provisions of this Section 5(1) shall not be applicable to awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity so long as the ratio of exercise price to fair market value in effect with respect to such award or obligation before its settlement, assumption or substitution is maintained after giving effect to such settlement, assumption or substitution.

(2) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires.

(4) Method of Exercise.  Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. The Administrator may also permit a Participant to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made by surrendering unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock, or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 11.

(5) Limits on Transferability of Options.

(a) Subject to Section 5(5)(b), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

(b) The Administrator may, in its discretion, authorize all or a portion of the Non-Qualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, qualified domestic partner, children, or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, or (iv) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(5)(b), and (z) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with Section 5(5)(a) or expressly approved by the Administrator. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(6) and 10(3) hereof, the terms “optionee,” “Stock Option holder” and “Participant” shall be deemed to refer to the transferee. The events of termination of employment contained in the option agreement with respect to such Stock Options shall continue to be applied with respect to the original optionee, following any which event the Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in such option agreements. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 10(3) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. Any transfer of a Stock Option that was originally granted with DERs related thereto shall automatically include the transfer of such DERs, any attempt to transfer such Stock Option separately from such DERs shall be void, and such DERs shall continue in effect according to their terms. “Qualified domestic partner” for the purpose of this Section 5(5)(b) shall mean a domestic partner living in the same household as the optionee and registered with, certified by, or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

(6) Annual Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, its Parent Corporation or any Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6. Stock Appreciation Rights.

(1) Grant and Exercise.  Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(2) Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(c) Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (5) of Section 5.

(d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan.

(e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such twelve-month period.

(g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.

(i) Free Standing Stock Appreciation Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in paragraphs (3) and (5) of Section 5.

(j) In the event of the termination of an employee who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

(k) For the purpose of the limitation set forth in Section 3 on the number of shares to be issued under the Plan, the grant or exercise of Free Standing Stock Appreciation Rights shall be deemed to constitute the grant or exercise, respectively, of Stock Options with respect to the number of shares of Stock with respect to which such Free Standing Stock Appreciation Rights were so granted or exercised.

Section 7. Restricted Stock, Deferred Stock, and Performance Shares.

(1) General.  Restricted Stock, Deferred Stock, or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock, or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock, or Performance Share awards; the Restricted Period (as defined in Section 7(3)) applicable to Restricted Stock, Deferred Stock, or Performance Share awards; the performance objectives applicable to Performance Share, Restricted Stock, or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock, and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock, or Performance Share awards upon the exercise of Stock Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient.

(2) Awards and Certificates.  The prospective recipient of a Restricted Stock, Deferred Stock, or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement,” or “Performance Share Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2002 Redwood Trust, Inc. Incentive Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and Redwood Trust, Inc. Copies of such Plan and Agreement are on file in the offices of Redwood Trust, Inc.”

The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(3) Restrictions and Conditions.  The Restricted Stock, Deferred Stock, and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the Restricted Stock, Deferred Stock, or Performance Share award agreement, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock, Performance Shares, or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). Except for certain limited situations, the Restricted Period for awards subject solely to continued employment restrictions shall be not less than three years from the date of grant. The Restricted Period for awards subject to meeting specified performance criteria shall generally not be shorter than twelve months or longer than five years.

(b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that, except as otherwise specified by the Administrator at time of grant, dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall accrue to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the award of Restricted Stock, Performance Shares, or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(c) Notwithstanding any other terms of this Plan, Performance Shares shall not be eligible to receive dividends declared during the applicable Restricted Period; provided that, any such dividends may accrue and be paid if, when, and to the extent, the related performance objectives are satisfied and such Performance Shares cease to be subject to applicable restrictions under the terms of such Performance Share award.

Section 8. Performance Units.

(1) General.  Performance Unit awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Performance Unit awards shall be made; the number of units to be awarded; the Performance Period (as defined in Section 8(2)) applicable to Performance Unit awards; the performance objectives applicable to Performance Unit awards, including the performance measures specified in Section 2 for Performance Unit awards that are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code; and all other conditions of the Performance Unit awards. The Administrator may also condition the grant of Performance Unit awards upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Performance Unit awards need not be the same with respect to each recipient.

(2) Performance Period and Conditions.  The Performance Unit awards granted pursuant to this Section 8 shall be subject to the following terms and other conditions:

(a) The Performance Unit award agreement shall specify such period as may be set by the Administrator commencing on the grant date (the “Performance Period”) during which the Performance Unit award shall be earned, based on the attainment of certain performance related goals and such other factors as the Administrator may determine, in its sole discretion; provided, however, that the Administrator may waive such goals and factors in whole or in part under such circumstances as it may determine in its sole discretion, including the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). The Performance Period for awards shall generally not be shorter than twelve months or longer than five years. Notwithstanding anything to the contrary herein, with respect to a Performance Unit award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the amount payable under such award. Notwithstanding anything to the contrary herein, with respect to any Performance Unit award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall, prior to payment on such award, certify in writing that the applicable performance related goals have been met.

(b) Except as provided in this Section 8 or as may be provided in an award agreement, Performance Units will be paid only after the end of the relevant Performance Period. Performance Unit awards may be paid in cash, shares of stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

(c) Notwithstanding any other terms of this Plan, Performance Units shall not be eligible to receive dividend equivalent rights during the applicable Performance Period; provided that, any such dividend equivalent rights may accrue and be paid if, when, and to the extent, the related performance goals are satisfied and such Performance Units vest under the terms of such Performance Unit award.

(3) Maximum Dollar Value.  The maximum dollar value payable to any Participant in any 12-month period with respect to a Performance Unit award that is intended to be performance-based compensation is $5,000,000. If such an award is cancelled, the cancelled award shall continue to be counted towards such maximum dollar value.

Section 9. Amendment and Termination.

The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or if such approval is required by the paragraph below or (2) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Administrator may amend the terms of any award theretofore granted prospectively or retroactively, but no such amendment shall (1) impair the rights of any Participant without his or her consent or (2) without stockholder approval, except for adjustments made pursuant to Section 3(5) or in connection with substitute awards, reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 3(5) shall not be subject to these restrictions.

Section 10. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 11. General Provisions.

(1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Except as otherwise expressly stated in the applicable grant or award agreement, if (i) a Participant is granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other awards under this Plan and such grant or award includes a vesting requirement, a performance requirement or other condition to unrestricted receipt of the rights granted or awarded (or any portion thereof) and (ii) such Participant’s service with the Company is terminated for any reason prior to the satisfaction or lapse of such vesting or performance condition, then those Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other rights not yet vested or for which performance or other stated conditions have not yet been satisfied shall terminate automatically as of the date of termination of service and shall be forfeited to the Company immediately and without further notice or obligation on the part of the Company to the Participant.

(2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(3) Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the

Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(5) The Administrator may permit or require a Participant to subject any award granted hereunder to any deferred compensation, deferred stock issuance, or similar plan that may be made available to Participants by the Company from time to time. The Administrator may establish such rules and procedures for participation in such deferral plans as it may deem appropriate, in its sole discretion.

(6) This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Section 12. Effective Date of Plan.

The Plan became effective (the “Effective Date”) on May 9, 2002, the date the Company’s stockholders formally approved the Plan. The 2004 Amendments became effective on May 6, 2004, the date the Company’s stockholders formally approved 2004 Amendments. The 2008 Amendments became effective on May 22, 2008, the date the Company’s stockholders formally approved the 2008 Amendments. The 2010 Amendments became effective on May 18, 2010. The 2012 Amendments will become effective on May 17, 2012, if the Company’s stockholders formally approve the 2012 Amendments. The 409A Amendments became effective with respect to all awards involving income deferrals made after December 31, 2004.

Section 13. Term of Plan.

The Plan shall remain in full force and effect unless terminated by the Board or no further shares of Stock remain available for awards to be granted under Section 3 and there are no outstanding awards that remain to become vested, exercised, or free of restrictions.

APPENDIX B

2002 REDWOOD TRUST, INC. EMPLOYEE STOCK PURCHASE PLAN

(as amended)

1.	ESTABLISHMENT OF PLAN.

Redwood Trust, Inc., a Maryland corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company's common stock, $0.01 per share par value (“Common Stock”), to eligible employees of the Company and its Designated Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “parent corporation” and “subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” set forth in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), and the provisions of this Plan shall be construed as reasonably necessary in order to effectuate such intent. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

2.	STOCK SUBJECT TO PLAN.

A total of 300,000 shares of the Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments affected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3.	PURPOSE.

The purpose of this Plan is to provide employees of the Company and its designated subsidiaries, as that term is defined in Section 5 of this Plan (“Designated Subsidiaries”), with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and its Designated Subsidiaries, to provide an incentive for continued employment with the Company and its Designated Subsidiaries, to provide an additional form of tax-advantaged compensation for employees, and to provide a performance incentive that will inure to the benefit of all of the Company's stockholders.

4.	ADMINISTRATION.

This Plan shall be administered by a committee (the “Committee”) appointed by the Company's Board of Directors (the “Board”) consisting of at least two members of the Board, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (unless the General Counsel of the Company shall have rendered a written opinion to the Board that such composition of the Committee is not required for the exemption under Rule 16b-3 to be available with respect to purchases of Common Stock under the Plan), which shall be the Compensation Committee of the Board if it satisfies such requirements. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options; provided, however, that all participants granted Options under an offering pursuant to this Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan's administration. The Committee's exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to the Plan Financial Agent (defined in Section 12) or such of the Company's officers or employees as it so determines (provided that no such delegation may be made that would cause the purchase of Common Stock by participants under this Plan to cease to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Subsidiaries; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan or in connection with the participant's request for the issuance of a certificate for shares of Common Stock held in the participant's account under the Plan.

5.	ELIGIBILITY.

Any employee of the Company or the Designated Subsidiaries is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who have not been continuously employed by the Company or Subsidiaries from the date of hire or rehire or of return from an unapproved leave of absence for a period of at least three months before the beginning of such Offering Period;

(b) employees who are customarily employed for less than 20 hours per week;

(c) employees who are customarily employed for not more than five months in a calendar year; and

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted Options under this Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

For all purposes of this Plan, the term Designated Subsidiaries shall mean those Subsidiaries which have been, or which may in the future be, determined by the Board to be Designated Subsidiaries. A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee or the Board determines that such Subsidiary is no longer a Designated Subsidiary or (ii) such Designated Subsidiary ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

6.	EFFECTIVE DATE; OFFERING AND PURCHASE PERIODS.

The effective date of this Plan shall be July 1, 2002 (the “Effective Date”). The offering periods of this Plan (individually, an “Offering Period”) shall consist of periods determined as described below not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on each January 1 and continue for twelve months, provided, however, that the first Offering Period shall begin on July 1, 2002 and continue for six months and the initial Offering Period for any newly eligible employee that becomes a participant during an otherwise ongoing Offering Period shall be deemed to begin on the first day of the first Purchase Period after eligibility, and (b) each Offering Period shall consist of one or more purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. Until otherwise determined by the Committee or the Board, each Purchase Period shall be a three-month period commencing on each January 1, April 1, July 1, and October 1, provided, however, that the first Purchase Period shall commence with the first Offering Period on July 1, 2002. The first day of each Offering Period is referred to as the “Offering Date”. The last day of each Purchase Period is referred to as the “Purchase Date”. Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings if such change is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

7.	PARTICIPATION IN THIS PLAN.

Eligible employees may become participants in an Offering Period under this Plan as of the Purchase Period first commencing after satisfying the eligibility requirements by delivering an enrollment form provided by the Company to the Secretary of the Company or such other officer as he or she may designate from time to time (“Redwood Plan Administrator”) not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day)

before commencement of such Purchase Period unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Purchase Period. Notwithstanding the foregoing, for the initial Offering Period, commencing on the effective date, the time for filing an enrollment form and commencing participation for employees who satisfy the eligibility requirements as of the effective date shall be determined by the Committee and communicated to such employees. Once an employee becomes a participant in the Plan, such employee will automatically participate in all Purchase Periods commencing after satisfying the eligibility and enrollment requirements as set forth in the first sentence or second sentence of this section unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment forms in order to continue participation in this Plan.

8.	GRANT OF OPTION ON ENROLLMENT.

Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee as of the relevant Offering Date of an Option to purchase on each relevant Purchase Date up to that number of whole shares of Common Stock of the Company, determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the Purchase Period ending on such Purchase Date by (b) the Purchase Price as that term is defined in Section 9; provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed (i) the number determined by dividing the amount of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date, or (ii) such other maximum number of shares as may be specified in the future by the Board or Committee in lieu of the limitation contained in clause (i).

9.	PURCHASE PRICE.

The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold on any Purchase Date shall initially be the LOWER of (a) 85% of the fair market value of such share on the first day of the Offering Period in which such Purchase Date occurs or (b) 85% of the fair market value of such share on the Purchase Date.

For purposes of this Plan, the term “fair market value” of the Common Stock on any date shall be the closing price on such date of the Common Stock reported on the New York Stock Exchange or any national securities exchange on which the Common Stock is listed. If there is no reported closing price of the Common Stock on such date, then the “fair market value” shall be measured on the next preceding trading day for which such reported closing price is available. If there is no regular trading market for the Common Stock, the fair market value of the Common Stock shall be as determined by the Committee in its sole discretion, exercised in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future Offering Periods or Purchase Periods (provided such determination does not have the effect of lowering the Purchase Price to an amount less than that which would be computed utilizing the method for determining the Purchase Price set forth in the first paragraph of this Section 9) if such changed manner of computation applied to all eligible employees and is announced at least 30 days prior to the first day of the first Offering Period or Purchase Period to be affected by such change.

10.	PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made in $50 increments as selected by the Participant up to a maximum of not more than 15% of the participant's Compensation. As used herein, “Compensation” shall mean all base salary, wages, cash bonuses, commissions, current-pay dividend equivalent rights (“DERs”), and overtime; provided, however, that, for purposes of determining a participant's Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options or other stock-based awards (other than current-pay DERs), or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Redwood Plan Administrator's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during a Purchase Period, but not more than one change may be made effective during any Purchase Period. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Redwood Plan Administrator a new authorization for payroll deductions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Purchase Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions are made during an Offering Period.

(c) All payroll deductions made for a participant will be credited to his or her account under this Plan and deposited with the general funds of the Company. No interest will accrue on payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, provided that the participant has not terminated employment in accordance with Section 14 or has not submitted to the Redwood Plan Administrator a signed and completed withdrawal form, in either case on or before the 15th day (or if such date is not a business day, on the immediately preceding business day) of the last month of the Purchase Period in accordance with Section 10(b) or Section 13 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant's account to the purchase at the Purchase Price of whole share(s) of Common Stock issuable under the Option deemed granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date; provided that in no event shall an Option be deemed exercised (by applying funds to a purchase) after the expiration of 27 months from the date such Option was deemed granted under Section 8 hereof. Subject to Section 11, any funds remaining in the participant's account will be applied to the following Purchase Period. No fractional shares will be purchased.

(e) During a participant's lifetime, such participant's Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

11.	LIMITATIONS ON RIGHT TO PURCHASE.

(a) No employee shall be granted an Option to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary which is intended to meet the requirements of Code Section 423, exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in this Plan (or any other employee stock purchase plan described in this Section 11(a)).

(b) The number of shares which may be purchased by any employee on a Purchase Date may not exceed the number of shares determined by dividing the sum of $6,250 by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which such Purchase Date occurs or, in the event the Committee or Board may specify a different limitation to be applied in lieu of the foregoing limitation, then the number of shares which may be purchased by any employee on a Purchase Date may not exceed such other limitation.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's Option to each participant affected thereby.

(d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period without interest.

12.	EVIDENCE OF STOCK OWNERSHIP.

(a) Promptly following each Purchase Date, the number of full shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated or approved by the Committee (the “Plan Financial Agent”). A participant shall be free to undertake a disposition (whether by way of sale, gift, or other transfer) of the shares in his or her account at any time, subject to the Company's Insider Trading Policy and applicable securities law rules and regulations, but, in the absence of such a disposition, the shares must remain in the participant's account at the Plan Financial Agent until the holding period set forth in Code Section 423(a) has been satisfied. With respect to full shares for which the Code Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of the participant's choosing or request that a stock certificate for full shares be issued and delivered to him or her.

(b) Following termination of a participant's employment for any reason, the participant shall have a period of 60 days to notify the Plan Financial Agent whether such participant desires (i) to receive a certificate representing all full shares then in the participant's account with the Plan Financial Agent and any cash being held for future purchases or (ii) to sell the shares in the participant's account through the Plan Financial Agent. If the terminated participant fails to file such notice with the Plan Financial Agent within 60 days after termination, he or she shall be deemed to have elected the alternative set forth in clause (i) above, provided that the Plan Financial Agent will continue to hold the terminated participant's certificates, on his or her behalf, in an account no longer subject to this Plan, until otherwise directed by such participant or determined by the Plan Financial Agent. However, the participant shall not in any event receive a certificate representing shares with respect to which the Code Section 423(a) holding period has not been satisfied until such holding period has been satisfied.

13.	WITHDRAWAL.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Redwood Plan Administrator a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time on or prior to the 15th day of the last month (or if such date is not a business day, the immediately preceding business day) of a Purchase Period.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions of the participant not theretofore utilized for the purchase of shares of Common Stock on a Purchase Date shall be returned to the withdrawn participant, without interest, and his or her participation in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period unless otherwise determined by the Committee, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

14.	TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

Termination of a participant's employment for any reason, including retirement, death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, except as provided in Section 15, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her beneficiary or heirs, without interest. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of any leave of absence permitted by applicable law or otherwise approved by the Committee.

15.	RETURN OF PAYROLL DEDUCTIONS.

In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all contributions of the participant to the Plan which have not yet been applied to the purchase of stock unless such termination of participation occurs later than the 15th day of the final month of any Purchase Period (or if such date is not a business day, on the preceding business day), in which event such contributions will be utilized to purchase Common Stock for the participant. No interest shall accrue on the payroll deductions of a participant in this Plan.

16.	CAPITAL CHANGES.

In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17.	NONASSIGNABILITY.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18.	REPORTS AND STATUS OF ACCOUNTS.

Individual accounts will be maintained by the Plan Financial Agent for each participant in this Plan. The participant shall have all ownership rights with respect to shares of Common Stock held in his or her account by the Plan Financial Agent, including the right to vote such shares and to receive any dividends or distributions which may be declared thereon by the Board. The Plan Financial Agent shall send to each participant promptly after the end of each Purchase Period a report of his or her account setting forth the total of shares purchased, the total number of shares then held in his or her account, and the market value per share. Neither the Company nor any Designated Subsidiary shall have any liability for any error or discrepancy in any such report.

19.	NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.

Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20.	EQUAL RIGHTS AND PRIVILEGES.

All eligible employees shall have equal rights and privileges with respect to this Plan except as required by applicable law so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Board, or the Committee, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	AMENDMENT OF PLAN.

This Plan may be amended by the stockholders of the Company. The Board may also amend this Plan in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan, or, but for such shareholder approval, cause this Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code or cause the purchase of shares thereunder to fail to be exempt from the provisions of Section 16(b) of the Exchange Act.

23.	TERMINATION OF THE PLAN.

The Company's stockholders or the Board may suspend or terminate this Plan at any time. Unless this Plan shall theretofore have been terminated by the Company's stockholders or the Board, this Plan shall remain in full force and effect until all shares reserved under Section 2 have been purchased pursuant to the terms hereof.

24.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death prior to delivery to him or her (or to the Plan Financial Agent on his or her behalf) of such shares and cash.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Company, to such other person as the Company may in good faith determine to be the appropriate designee.

25.	CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

26.	WITHHOLDING.

The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state, or local income or other taxes incurred by reason of the operation of the Plan.

27.	GOVERNING LAW.

Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of California without regard to any provisions of California law relating to the conflict of laws.

APPENDIX C

The Charter of Redwood Trust, Inc. (the “Corporation”) is hereby amended by deleting Article VII in its entirety and inserting the following in lieu thereof:

“The number of directors of the Corporation is currently nine (9), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law. At the annual meeting of stockholders of the Corporation held in 2013, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2013 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; at the annual meeting of stockholders of the Corporation held in 2014, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2014, along with the successors to the directors elected at the 2013 annual meeting, shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; and beginning with the annual meeting of stockholders in 2015, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. The names of the current directors who shall serve until their successors are duly elected and qualify are:”

[LIST NAMES AND CLASSES OF DIRECTORS WHEN FILED WITH STATE OF MARYLAND]

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APPENDIX D

The Bylaws of Redwood Trust, Inc. (the “Corporation”) are hereby amended by deleting Section 7 of Article II in its entirety and inserting the following in lieu thereof:

“Section 7.  VOTING.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by applicable law or by the Charter; provided, however, that directors shall be elected in the manner set forth in the following paragraphs (a) through (e):

(a)  Each nominee for election as a director by the stockholders of the Corporation shall be elected by a majority of the votes cast with respect to such nominee at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board of Directors determines that the number of nominees for election as a director exceeds the number of directors to be elected at an Election Meeting (a “Contested Election”), whether or not the election ceases to be a Contested Election after such determination, each nominee for election as a director at such Election Meeting shall be elected by a plurality of the votes cast at such Election Meeting.

(b)  For purposes of this Section 7, a “majority of the votes cast” means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” such director’s election).

(c)  In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of each nominee or to “abstain” from such vote. In a Contested Election, stockholders will be given the choice to cast votes “for” the election of each nominee or to “withhold” votes with respect to each nominee.

(d)  In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

(e)  The Board of Directors has established procedures under which any incumbent director who is nominated for election but not elected shall tender his or her resignation to the Board of Directors.

Unless otherwise provided by applicable law or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. There shall be no cumulative voting. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.”

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REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2012.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/RWT**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of the Class III Nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all Class III Nominees to the Board of Directors.**

Nominee	For	Withhold
01 - George E. Bull, III	☐	☐
02 - Georganne C. Proctor	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2012. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
4. Amendment to the Company's charter to increase the number of shares of capital stock authorized for issuance from 125 million shares to 165 million shares. **The Board of Directors recommends a vote FOR approval of this amendment to the Company's charter.**	☐	☐	☐
5. Amendment to the 2002 Incentive Plan to increase the number of shares authorized for issuance under that Plan by 800,000 shares. **The Board of Directors recommends a vote FOR approval of the amendment to this Plan.**	☐	☐	☐
6. Amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares authorized for purchase under that Plan by 100,000 shares. **The Board of Directors recommends a vote FOR approval of this amendment to this Plan.**	☐	☐	☐
7. Amendment to the Company's charter to eliminate the classification of the Board of Directors. **The Board of Directors recommends a vote FOR approval of this amendment to the Company's charter.**	☐	☐	☐
8. Amendment to the Company's ByLaws to adopt a majority voting provision for uncontested director elections. **The Board of Directors has not made a recommendation on this proposal.**	☐	☐	☐

9. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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1 U P X 1 3 5 3 1 0 1

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 17, 2012

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS GEORGE E. BULL, III, MARTIN S. HUGHES, AND BRETT D. NICHOLAS, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 17, 2012, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR,"FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012,"FOR" THE ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF SHARES, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2002 INCENTIVE PLAN,"FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER TO ELIMINATE THE CLASSIFICATION OF THE COMPANY'S BOARD OF DIRECTORS, AND "ABSTAIN" FROM THE VOTE ON THE AMENDMENT TO THE COMPANY'S BYLAWS TO ADOPT A MAJORITY VOTING PROVISION FOR UNCONTESTED DIRECTOR ELECTIONS. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.